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This preliminary prospectus supplement relates to a registration statement filed and declared effective under the Securities Act of 1933, as amended, and is subject to completion or amendment. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement Dated December 9, 2003

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-109384

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 20, 2003)

6,500,000 Shares

        % Series A Mandatory Convertible Preferred Stock

        We are offering all of the 6,500,000 shares of our Series A mandatory convertible preferred stock by this prospectus supplement and the accompanying prospectus. We will receive all of the net proceeds from the sale of these shares of our Series A mandatory convertible preferred stock.

        We will pay annual dividends on each share of our Series A mandatory convertible preferred stock in the amount of $    . Dividends will be cumulative from the date of issuance. Dividends will be payable to the extent that dividends are not restricted under our credit facilities, assets are legally available to pay dividends and our board of directors or an authorized committee of our board declares a dividend payable, and we may pay dividends in cash, shares of our common stock, or any combination of cash and common stock, in our sole discretion, after every quarter. Shares of our common stock used to pay dividends will be delivered to the transfer agent to be sold on the holders' behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable. The first dividend payment, if declared, will be made on March 15, 2004.

        On December 15, 2006, each share of our Series A mandatory convertible preferred stock will automatically convert, subject to the adjustments described in this prospectus supplement, into between    and    shares of our common stock, depending on the then-current market price of our common stock. At any time prior to December 15, 2006, holders may elect to convert each share of their Series A mandatory convertible preferred stock, subject to the adjustments described in this prospectus supplement, into    shares of our common stock. If the closing price per share of our common stock exceeds    for at least 20 trading days within a period of 30 consecutive trading days, we may elect, subject to certain limitations described in this prospectus supplement, to cause the conversion of all, but not less than all, of the shares of Series A mandatory convertible preferred stock then outstanding for shares of our common stock at a conversion rate of    shares of our common stock for each share of our Series A mandatory convertible preferred stock.

        Prior to this offering, there has been no public market for our Series A mandatory convertible preferred stock. Our Series A mandatory convertible preferred stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "IPG PrA." Our common stock is listed on the New York Stock Exchange under the symbol "IPG." On December 5, 2003, the last reported sale price of our common stock was $14.51 per share.

        Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 22,398,400 shares of our common stock (or 25,758,160 shares if the underwriters exercise in full their over-allotment option). However, neither offering is contingent upon the consummation of the other offering.

        Investing in our Series A mandatory convertible preferred stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and on page 3 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

        The underwriters may also purchase up to 975,000 shares of our Series A mandatory convertible preferred stock from us at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments, if any.

        The underwriters are offering the shares of our Series A mandatory convertible preferred stock as set forth in "Underwriting." Delivery of the shares of Series A mandatory convertible preferred stock will be made on or about December            , 2003.

Citigroup	JPMorgan	UBS Investment Bank

Banc of America Securities LLC	Barclays Capital	HSBC	Morgan Stanley

ING Financial Markets	McDonald Investments Inc.

December    , 2003

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their respective covers. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

Prospectus Supplement

About this Prospectus Supplement	ii
Summary	S-1
Risk Factors	S-7
Special Note Regarding Forward-Looking Statements And Other Factors	S-11
Use of Proceeds	S-12
Description of Concurrent Financing Transactions	S-13
Capitalization	S-14
Price Range of Common Stock and Dividend Policy	S-15
Summary Selected Financial Data	S-16
Interpublic	S-17
Description of Series A Mandatory Convertible Preferred Stock	S-21
Certain U.S. Income Tax Considerations	S-35
Underwriting	S-40
Legal Matters	S-43
Where You Can Find More Information	S-44
Prospectus
About this Prospectus	2
Risk Factors	3
Where You Can Find More Information	10
Special Note Regarding Forward-Looking Statements And Other Factors	11
Ratio of Earnings to Fixed Charges	12
Price Range of Common Stock and Dividend Policy	13
Use of Proceeds	14
Interpublic	15
Description of Debt Securities	19
Description of Preferred Stock and Depositary Shares	31
Description of Common Stock	32
Description of Warrants	34
Description of Stock Purchase Contracts and Stock Purchase Units	36
Book-Entry Procedures	37
Plan of Distribution	40
Validity of Securities	41
Experts	41

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the securities offered. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information we provide or incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. We are offering to sell the securities offered by this prospectus supplement, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sales of the securities.

        Unless otherwise indicated, all references in this prospectus supplement to the "Corporation," "Registrant," "we," "our" or "Interpublic" refers to The Interpublic Group of Companies, Inc. and its subsidiaries.

ii

SUMMARY

        This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this document, including the risk factors and the financial data and related notes, before making an investment decision.

The Interpublic Group of Companies, Inc.

        Interpublic is a group of advertising and specialized marketing and communications services companies that together represent one of the largest resources of advertising and marketing expertise in the world. With offices and other affiliations in more than 130 countries, we had revenues of approximately $5.7 billion and net income of approximately $99.5 million in 2002. For the nine months ended September 30, 2003, we had revenues of approximately $4.2 billion and a net loss of approximately $349.2 million, compared to revenues of approximately $4.2 billion and net income of approximately $79.2 million for the nine months ended September 30, 2002.

        In the last five years, we have grown to become one of the world's largest groups of global marketing services companies, providing our clients with communications and marketing expertise in three broad areas:

  •
  Advertising, which includes advertising and media management;

  •
  Marketing Communications, which includes direct marketing, database management and customer relationship management, public relations, sales promotion, event marketing, on-line marketing, corporate and brand identity, brand consultancy and healthcare marketing; and

  •
  Marketing Services, which includes sports and entertainment marketing, corporate meetings and events, retail marketing, and other marketing and business services.

        We seek to be the best in quality and a leading competitor in all of these areas.

        We are currently organized into four global operating groups. Three of these groups, McCann-Erickson WorldGroup ("McCann"), The FCB Group and The Partnership, provide a comprehensive array of global communications and marketing services. Each offers a distinctive range of solutions for our clients. The fourth global operating group, The Interpublic Sports & Entertainment Group, focuses on sports marketing and event planning activities. In addition to these groups, Interpublic also includes a group of leading stand-alone companies that provide their clients with a full range of advertising and/or marketing communications services.

        We believe this organizational structure allows us to provide comprehensive solutions for clients, enables stronger organic growth among all our operating companies and allows us to bring improved operating efficiencies to our organization.

        Our principal executive office is located at 1271 Avenue of the Americas, New York, New York 10020. Our telephone number at that address is (212) 399-8000.

Recent Developments

        In our quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with the Securities and Exchange Commission ("SEC") on November 14, 2003, we announced the following developments:

  •
  Long-Lived Asset Impairment

  During the three and nine months ended September 30, 2003, we recorded charges of $222.7 million and $244.8 million, respectively, related to the impairment of long-lived assets at our Octagon and Motorsports businesses. These amounts include $1.7 million and $14.4 million, respectively, of current capital expenditure outlays that we are contractually required to spend to upgrade and maintain a number of our existing Motorsports racing facilities, as well as an impairment of assets at other Motorsports entities.

  •
  Litigation Charges

  During the three months ended September 30, 2003, we recorded litigation charges of $127.6 million for various legal matters. The principal amount of the charges relates to our current estimate of amounts that may be payable, which we currently believe would be paid primarily in shares of our common stock.

  •
  Restructuring

  During the second quarter of 2003, we announced that we would undertake restructuring initiatives in response to softness in demand for advertising and marketing services. The pre-tax restructuring charges of $142.4 million ($95.4 million after tax) incurred to date include severance costs of $103.4 million and lease terminations of $39 million. In addition, a charge of $9.1 million was incurred in the three months ended September 30, 2003 related to acceleration of amortization of leasehold improvements on premises to be vacated in the future. This charge was included in office and general expenses in our consolidated statements of operations. The total amount of pre-tax charges we expect to incur, through the first half of 2004, is up to approximately $250 million. We expect that the restructuring charges recorded to date will result in cash payments of $136.2 million to be paid in 2003 ($101.1 million), 2004 ($22.4 million) and 2005 and thereafter ($12.7 million). Further actions in the 2003 restructuring program are currently underway and will continue through the first half of 2004.

For more information on these items, please refer to our quarterly report on Form 10-Q for the quarter ended September 30, 2003.

        On December 8, 2003, we filed amended quarterly reports on Forms 10-Q/A for each of the first, second and third quarters of 2003 to restate the presentation of certain items in the consolidated statement of cash flows for each of the applicable periods.

        As disclosed in the Form 10-Q/A for the third quarter of 2003, the principal changes to the consolidated statement of cash flows for the nine months ended September 30, 2003 were to reduce the amount presented as capital expenditures (in investing activities) and to reclassify debt issuance costs from investing activities to financing activities. The change in cash paid for capital expenditures reduced the amount presented as capital expenditures by $44.2 million and increased the amounts presented as cash used in the line items related to "other non-current assets and liabilities" (in operating activities) and "other investments in less than majority owned affiliates and miscellaneous assets" (in investing activities). The change in debt issuance costs related to $27.5 million that had been presented as investing activities and have now been presented as financing activities. The net result of the changes was to increase the net cash used in operating activities from continuing operations for the nine months ended September 30, 2003 by $10.0 million, increase cash provided by investing activities for the nine months ended September 30, 2003 by $37.5 million and increase cash used in financing activities from continuing operations for the nine months ended September 30, 2003 by $27.5 million. As disclosed in the Forms 10-Q/A for each of the first and second quarters of 2003, the consolidated statements of cash flows for the three months ended March 31, 2003 and the six months ended June 30, 2003 were only restated to reclassify debt issuance costs.

        The restatements of the consolidated statements of cash flows had no impact on net income (loss) nor earnings (loss) per share nor cash and cash equivalents nor any other balance sheet amounts. See "Risk Factors — We are still implementing our plan to improve our internal controls" in the accompanying prospectus. For more information on these items, please refer to the applicable quarterly reports on Form 10-Q/A.

        In our current reports on Form 8-K filed with the SEC on November 21, 2003, December 1, 2003 and December 5, 2003, respectively, we announced the following developments:

  •
  On November 18, 2003, Modem Media, Inc. announced that it had filed a registration statement with the SEC for the proposed offering of Modem Media common shares in an underwritten public offering by us and two other Modem Media stockholders. We are offering for sale under that registration statement approximately 7 million shares of Modem Media common stock. In addition, we have granted the underwriters in that offering the right to purchase up to an additional 1,080,000 shares to cover over-allotments.

  •
  On December 1, 2003, we disposed of all of the 11,688,218 shares of Taylor Nelson Sofres plc ("TNS") stock that we received as consideration for the sale of NFO WorldGroup, Inc. to TNS. We have received approximately $40.7 million in exchange for the sale of the shares of TNS stock. We no longer hold any shares of TNS stock.

  •
  On December 5, 2003, we announced that we have reached an agreement to settle the consolidated class action shareholder suits currently pending in federal district court in New York. We are also working to complete the settlement of the other pending lawsuits relating to our 2002 earnings restatements within this same settlement package. The settlement is subject to the execution of a definitive settlement agreement and to approval from the federal district court judge. Under the terms of the proposed settlement, we will pay $115 million, of which $20 million will be paid in cash and $95 million in shares of our common stock at a value of $14.50 per share (which translates into 6,551,725 shares). We also agreed that, should the price of our common stock fall below $8.70 per share before final approval of the settlement, we will either, at our sole discretion, issue additional shares of common stock or pay cash so that the consideration for the stock portion of the settlement will have a total value of $57 million. As disclosed above, we recorded estimated litigation charges of $127.6 million during the three months ended September 30, 2003, which covered the amount of the settlement and includes $12.6 million for an unrelated legal settlement.

For more information on these items, please refer to the applicable current report on Form 8-K.

        Furthermore, we continue to have commitments under certain motorsports leasing and event contractual arrangements. As of September 30, 2003, the aggregate undiscounted amount of payments we are committed to make under these arrangements is approximately $460 million. This amount relates to payments through 2015 principally under an executory contract and an operating lease and assumes payments over the maximum remaining term of the relevant agreements. This obligation has not been reduced by any future revenues to be generated from the arrangements. Based on the historical revenues of Motorsports' operations and taking into account the arrangements described above, we expect that this business will continue to have significant, cumulative operating losses over the life of the arrangements. Therefore, we are continuing to explore various options with respect to reducing our continuing financial exposure to these arrangements, one or more of which may involve a cash disbursement in the order of $200 million, approximating the present value of such obligations. We have obtained amendments to certain definitions in our revolving credit facilities to reduce the impact of such cash disbursement and the resulting accounting charge on our financial covenant calculations.

        In addition, we own motorsports assets, primarily consisting of four racetracks in the United Kingdom. We are continuing to evaluate strategic alternatives related to these assets. The book value of these assets was approximately $60 million at September 30, 2003, and this amount may not be fully recoverable depending upon the strategy ultimately followed. We have obtained amendments to certain definitions in our revolving credit facilities to exclude from the financial covenant calculations any writedown of these assets that may result from the strategy we ultimately follow.

The Offering

Issuer	The Interpublic Group of Companies, Inc.
Securities offered	6,500,000 shares of Series A mandatory convertible preferred stock, which we refer to in this prospectus supplement as the "Series A preferred stock." To the extent that the underwriters sell more than 6,500,000 shares of Series A preferred stock, they have the option to purchase an additional 975,000 shares of Series A preferred stock from us at the initial offering price less the underwriting discounts and commissions.
Initial price	$50.00 for each share of Series A preferred stock.
Dividends	$ for each share of Series A preferred stock per year. Dividends will be cumulative from the date of issuance and to the extent that dividends are not restricted under our credit facilities, assets are legally available to pay dividends and our board of directors or an authorized committee of our board declares a dividend payable, we will pay dividends in cash, shares of our common stock, or any combination thereof, in our sole discretion, every quarter. Shares of our common stock used to pay dividends will be delivered to the transfer agent to be sold on the holders' behalf, resulting in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable. See "Risk Factors — Delaware law and the terms of our revolving credit facilities may restrict us from paying cash dividends on our Series A preferred stock" and " — We cannot assure you that we will file or will be able to file, cause to be declared effective or keep effective, as the case may be, the registration statement required to permit us to pay dividends on our Series A preferred stock in shares of our common stock."
Dividend payment dates	The 15th calendar day (or the following business day if the 15th is not a business day) of each March, June, September and December, commencing on March 15, 2004.
Mandatory conversion date	December 15, 2006, which we call the "conversion date."
Mandatory conversion	On the conversion date, each share of Series A preferred stock will automatically convert into shares of our common stock, based on the conversion rate then in effect.
The holders of our Series A preferred stock on the conversion date will have the right to receive a dividend of cash, shares of our common stock, or any combination of cash and common stock, as we determine in our sole discretion, in an amount equal to the accumulated and unpaid dividends on our Series A preferred stock as of the conversion date, whether or not declared, out of legally available assets.

Conversion rate	The conversion rate for each share of Series A preferred stock will not be more than shares and not less than shares of our common stock, depending on the applicable market value of our common stock, as described below. The conversion rate is subject to certain adjustments, including those described under "Description of Series A Mandatory Convertible Preferred Stock — Anti-dilution Adjustments."
The applicable market value is the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the conversion date. It will be calculated as described under "Description of Series A Mandatory Convertible Preferred Stock — Automatic Conversion of Our Series A Mandatory Convertible Preferred Stock."
The following table illustrates the conversion rate per share of Series A preferred stock and the value of our common stock issuable upon conversion on the conversion date, at the applicable market value shown, subject to certain adjustments described under "Description of Series A Mandatory Convertible Preferred Stock — Anti-dilution Adjustments:"

Applicable market value on conversion date	Conversion rate
less than or equal to $
between $ and $	to
equal to or greater than $
Optional conversion	At any time prior to December 15, 2006, you may elect to convert each of your shares of Series A preferred stock into shares of our common stock. This conversion rate is subject to certain adjustments as described under "Description of Series A Mandatory Convertible Preferred Stock — Anti-dilution Adjustments."
Provisional conversion at the option of the issuer	If the closing price per share of our common stock exceeds $ for at least 20 trading days within a period of 30 consecutive trading days, we may elect to cause the conversion of all, but not less than all, of the shares of Series A preferred stock then outstanding for shares of our common stock at a conversion rate of shares of our common stock for each share of Series A preferred stock, subject to certain adjustments as described under "Description of Series A Mandatory Convertible Preferred Stock — Anti-dilution Adjustments," only if, in addition to issuing you the shares of common stock, we pay you in cash the present value of all the remaining dividend payments through and including December 15, 2006, on the Series A preferred stock, computed using a discount rate equal to the Treasury Yield as defined in this prospectus supplement under "Description of Series A Mandatory Convertible Preferred Stock — Provisional Conversion at the Option of the Issuer," plus any accumulated and unpaid dividend payments on our Series A preferred stock, whether or not declared, in each case, out of legally available assets. See "Description of Series A Mandatory Convertible Preferred Stock — Provisional Conversion at the Option of the Issuer."

Early settlement upon cash merger	Prior to the conversion date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as the "cash merger," then on or after the date of the cash merger, each holder of our Series A preferred stock will have the right to accelerate and convert its Series A preferred stock at the conversion rate in effect immediately before the cash merger. See "Description of Series A Mandatory Convertible Preferred Stock — Early Settlement Upon Cash Merger."
Anti-dilution adjustments	The formula for determining the conversion rate on the conversion date and the number of shares of our common stock to be delivered upon an early conversion event may be adjusted if certain events occur. See "Description of Series A Mandatory Convertible Preferred Stock — Anti-dilution Adjustments."
Liquidation preference	$50.00 per share of Series A preferred stock, plus an amount equal to the sum of all accumulated and unpaid dividends.
Voting rights	Holders of Series A preferred stock will not be entitled to any voting rights, except as required by applicable state law and as described under "Description of Series A Mandatory Convertible Preferred Stock — Voting Rights."
Ranking	Our Series A preferred stock will rank senior in right of payment to all of our common stock now outstanding or to be issued in the future.
Listing	The Series A preferred stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "IPG PrA."
Use of proceeds	We intend to use the net proceeds from this offering of Series A preferred stock and the concurrent offering of our common stock and other sources of liquidity to redeem our 1.80% convertible subordinated notes due 2004, to meet any cash requirements arising out of the matters discussed under "— Recent Developments" and for other general corporate purposes. See "Use of Proceeds."
Concurrent offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 22,398,400 shares of our common stock (or 25,758,160 shares if the underwriters exercise in full their over-allotment option). However, neither of these offerings is contingent upon the consummation of the other offering.

        Unless otherwise stated, all information contained in this prospectus supplement assumes that the underwriters do not exercise their over-allotment option.

RISK FACTORS

        You should consider carefully the following risks in addition to the risk factors starting on page 3 in the accompanying prospectus, as well as all the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the "Special Note Regarding Forward- Looking Statements and Other Factors" in this prospectus supplement and accompanying prospectus, before deciding to invest in the securities.

Risks Related to the Offering

The market price of our Series A preferred stock will be directly affected by the market price of our common stock, which may be volatile, and other factors.

        To the extent there is a secondary market for our Series A preferred stock, we believe that the market price of our Series A preferred stock will be significantly affected by the market price of our common stock. We cannot predict how our common stock will trade. This may result in greater volatility in the market price of the Series A preferred stock than would be expected for nonconvertible preferred stock. From the beginning of 2002 to December 5, 2003, the reported high and low sales prices for our common stock ranged from a low of $8.01 per share to a high of $34.89 per share. The market price of our common stock will likely continue to fluctuate in response to a number of factors including the following, many of which are beyond our control:

  •
  quarterly fluctuations in our operating and financial results;

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  changes in financial estimates and recommendations by financial analysts;

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  developments related to litigation or the SEC investigation that involves us;

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  dispositions, acquisitions and financings;

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  changes in the ratings of our other securities;

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  fluctuations in the stock price and operating results of our competitors; and

  •
  general conditions in the advertising, marketing and communications services industries.

        In addition, the stock markets in general, including the New York Stock Exchange, experience price and trading fluctuations. These fluctuations may result in volatility in the market prices of securities that could be unrelated or disproportionate to changes in operating performance. These broad market fluctuations may adversely affect the market prices of our Series A preferred stock and our common stock.

The market prices of our common stock and our Series A preferred stock and our earnings per share could be reduced if our 4.5% convertible senior notes were to be immediately convertible or if we were to issue additional equity or convertible securities.

        If the 20-consecutive-trading day average closing price of our common stock equals or exceeds $14.90 per share, holders of our 4.5% convertible senior notes due 2023 have the right to convert those notes into shares of our common stock. If all holders of the 4.5% notes were to convert their notes, we would have to issue approximately 64.4 million additional shares of common stock, which would result in substantial dilution to the equity interests of holders of our common stock. Public resales of our common stock following conversions of the 4.5% notes or other convertible securities could depress the prevailing market prices of our common stock and our Series A preferred stock. Even prior to the time of actual conversions of the 4.5% notes, the perception of a significant market "overhang" resulting from the existence of our obligation to honor the conversions, as well as any perception of market overhang resulting from our ability to issue equity, convertible debt or preferred stock or similar securities under the registration statement under which the Series A preferred stock is being offered, could depress the market prices of our common stock and our Series A preferred stock. Additionally, for purposes of calculating diluted earnings per share, if the 20-consecutive- trading-day average closing price of our common stock equals or exceeds $14.90 per share, accounting rules require us to assume conversion of all outstanding 4.5% notes for each of the days in the reporting period for which the average closing price per share equals or exceeds that level, which could reduce our reported earnings per share for that period.

        Furthermore, on December 5, we announced that we have reached an agreement to settle the consolidated class action shareholder suits currently pending in federal district court in New York. We are also working to complete the settlement of the other pending lawsuits relating to our 2002 earnings restatements within this same settlement package. Under the terms of the proposed settlement we will issue 6,551,725 shares of our common stock. Should the price of our common stock fall below $8.70 per share before final approval of the settlement, we will either, at our sole discretion, issue additional shares of common stock or pay cash so that the consideration for the stock portion of the settlement will have a total value of $57 million. Any issuance of common stock under the proposed settlement would also result in dilution to the equity interests of the holders of our common stock. Please see "Summary — Recent Developments" for more information.

        Finally, concurrently with this offering, we are offering to sell to the public 22,398,400 shares of common stock (or 25,758,160 shares if the underwriters exercise in full their over-allotment option) and an additional    to    shares of common stock will be issuable upon conversion of the Series A preferred stock (or an additional    to    shares of common stock if the underwriters exercise in full their over-allotment option). In connection with these offerings, we and our directors have entered into the lock-up agreements described under the caption "Underwriting."

Purchasers of Series A preferred stock who convert their shares into common stock will incur immediate dilution.

        Persons purchasing our Series A preferred stock who convert their shares into our common stock will incur immediate and substantial net tangible book value dilution.

        In addition, the terms of our Series A preferred stock do not restrict our ability to offer a new series of preferred stock that is on parity with the Series A preferred stock in the future or to engage in other transactions that could dilute our Series A preferred stock. We have no obligation to consider the interests of the holders of our Series A preferred stock in engaging in any such offering or transaction.

Provisions in our charter documents and Delaware law could make it more difficult to acquire our company.

        Our restated certificate of incorporation, as amended, and bylaws, as amended, contain provisions that may discourage, delay or prevent a third party from acquiring us, even if doing so would be beneficial to our stockholders. Our restated certificate of incorporation, as amended, and bylaws, as amended, limit who may call special meetings of stockholders to the board of directors or the holders of a majority of outstanding shares of capital stock entitled to vote at such meetings and establish advance notice requirements for proposing matters that can be acted upon by stockholders at stockholder meetings. Our restated certificate of incorporation, as amended, and bylaws, as amended, provide that the bylaws may be altered, amended or repealed by the board of directors.

        Pursuant to our certificate of incorporation, the board of directors may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Interpublic.

        In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder.

A holder of our Series A preferred stock may realize some or all of a decline in the market value of our common stock.

        The market value of our common stock on December 15, 2006 may be less than $    per share, which we call the initial price. If that market value is less than the initial price, then holders of our Series A preferred stock will receive shares of our common stock on December 15, 2006 with a market per share value that is less than the initial price. Accordingly, a holder of Series A preferred stock assumes the entire risk that the market value of our common stock may decline. Any decline in the market value of our common stock may be substantial.

The opportunity for equity appreciation provided by an investment in the shares of our Series A preferred stock is less than that provided by a direct investment in our common stock.

        The number of shares of our common stock that are issuable upon mandatory conversion on the conversion date of our Series A preferred stock will decrease if the applicable market value increases to $    . Therefore, the opportunity for equity appreciation provided by an investment in our Series A preferred stock is less than that provided by a direct investment in our common stock. Assuming the initial price accurately reflects fair market value, the market value of our common stock on December 15, 2006 must exceed the threshold appreciation price of $    before a holder of our Series A preferred stock will realize any equity appreciation.

Holders of our Series A preferred stock will have no rights as holders of common stock until they acquire our common stock.

        Until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights (except as required by applicable state law and as described under "Description of Series A Mandatory Convertible Preferred Stock — Voting Rights"), rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

Our Series A preferred stock has never been publicly traded and may never be publicly traded.

        Prior to this offering, there has been no public market for our Series A preferred stock. Our Series A preferred stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol "IPG PrA." There can be no assurance, however, that an active trading market will develop, or if developed, that an active trading market will be maintained. Also, the underwriters have advised us that they intend to facilitate secondary market trading by making a market in our Series A preferred stock. However, the underwriters are not obligated to make a market in our Series A preferred stock and may discontinue market making activities at any time.

Delaware law and the terms of our revolving credit facilities may restrict us from paying cash dividends on our Series A preferred stock.

        Delaware law provides that we may pay dividends on the Series A preferred stock only to the extent that assets are legally available to pay such dividends. Legally available assets mean the amount of our surplus. Our surplus is the amount by which our total assets exceed the sum of:

  •
  Our total liabilities, including our contingent liabilities, and

  •
  The amount of our capital.

If there is no surplus, legally available assets means, in the case of a dividend, the amount of our net profits for the fiscal year in which the payment occurs and/or the preceding fiscal year.

        The terms of our revolving credit facilities limit our ability to pay cash dividends on any shares of our preferred stock to $70 million per year, provided that, of this amount, $25 million may also be used to pay any other dividends on any of our capital stock, make other distributions to our stockholders or repurchase our shares. Furthermore, if we are in default under our revolving credit facilities, our ability to pay cash dividends will be limited in the absence of a waiver from that default or an amendment to our revolving credit facilities. In these circumstances, we cannot assure you that we will be able to successfully obtain such waivers or negotiate an amendment.

We may not pay cash dividends on our common stock in the future.

        We paid no dividends on our common stock in the first three quarters of 2003. Our future dividend policy will be determined on a quarter-by-quarter basis and will depend on earnings, financial condition, capital requirements and other factors. It will also be subject to the restrictions under our revolving credit facilities, which limit our ability to declare or pay dividends. Under these facilities, our future earnings performance will determine the permitted levels of dividend payments (currently the permitted level of dividend payments for our common stock, other distributions to our stockholders and share buybacks is $25 million annually) and all limitations on dividend payments expire when earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit facilities, exceed $1.3 billion for four consecutive quarters.

We cannot assure you that we will file or will be able to file, cause to be declared effective or keep effective, as the case may be, the registration statement required to permit us to pay dividends on our Series A preferred stock in shares of our common stock.

        We are permitted to pay dividends on our Series A preferred stock by delivering shares of our common stock to the transfer agent to be sold on behalf of the holders of our Series A preferred stock. We may pay dividends in this manner, however, only if there is an effective registration statement permitting the transfer agent to sell our common stock in the public market. We cannot assure you that we will or will be able to file, cause to be declared effective or keep effective, as the case may be, such registration statement.

Our issuance of additional series of preferred stock could adversely affect holders of our common stock.

        After giving effect to this offering, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our Series A preferred stock will rank junior to all of our and our subsidiaries' liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

        In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Series A preferred stock only after all of our liabilities have been paid. In addition, our Series A preferred stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of our subsidiaries held by third parties. The rights of holders of our Series A preferred stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and equity holders. As of September 30, 2003, we had total consolidated liabilities of $9.3 billion. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our Series A preferred stock then outstanding.

SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS

        This document contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about our beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

        Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to, those associated with the effects of global, national and regional economic and political conditions, our ability to attract new clients and retain existing clients, the financial success of our clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, and the successful completion and integration of acquisitions which complement and expand our business capabilities.

        Our liquidity could be adversely affected if we are unable to access capital or to raise proceeds from asset sales. In addition, we could be adversely affected by developments in connection with the purported class actions and derivative suits that we are defending or the SEC investigation relating to the restatement of our financial statements. Our financial condition and future results of operations could also be adversely affected if we recognize additional impairment charges due to future events or in the event of other adverse accounting-related developments.

        At any given time we may be engaged in a number of preliminary discussions that may result in one or more acquisitions or dispositions. These opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by us. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any of these transactions may lead to increased volatility in the trading price of our securities.

        The success of recent or contemplated future acquisitions will depend on the effective integration of newly-acquired businesses into our current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

        Investors should evaluate any statements made by us in light of these important factors and the factors contained in the "Risk Factors" section in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the Series A preferred stock of $314.7 million, or $362.0 million if the underwriters exercise in full their over-allotment option, together with the net proceeds from the concurrent offering of our common stock, in each case after deducting estimated underwriting discounts and offering expenses, and existing sources of liquidity:

  •
  to redeem our 1.80% convertible subordinated notes due 2004 for an aggregate redemption price of $244.7 million;

  •
  to meet cash requirements that may arise out of the matters discussed under "Summary — Recent Developments;" and

  •
  for repayment of other indebtedness, working capital and other general corporate purposes.

        Additionally, the net proceeds may be invested in short-term marketable securities, primarily cash equivalents. This offering is not contingent upon the consummation of the concurrent offering of our common stock.

DESCRIPTION OF CONCURRENT FINANCING TRANSACTIONS

Offering of Common Stock

        Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 22,398,400 shares of our common stock (or 25,758,160 shares if the underwriters in that offering exercise in full their over-allotment option). However, neither of these offerings is contingent upon the consummation of the other offering.

Redemption of 2004 Convertible Notes

        We intend to use a portion of the proceeds from this offering and the concurrent offering of our common stock to redeem the entire outstanding aggregate principal amount of our 1.80% convertible subordinated notes due 2004 at a redemption price of 97.4% of the principal amount plus accrued and unpaid interest, as set forth in the indenture under which the 2004 notes were issued. As of December 5, 2003, the outstanding principal amount of the 2004 notes was $243.5 million. We expect to send out a notice of redemption to holders of the 2004 notes on or about the closing of this offering, and the 2004 notes will be redeemed after the required period, which will be at least 30, but not more than 60, days following the date of the notice. If the common stock offering is not consummated, we intend to finance the redemption of the 2004 notes solely from the proceeds of this offering. See "Use of Proceeds."

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents, short-term debt, long-term debt and stockholders' equity as of September 30, 2003 and as adjusted to give effect to this offering of 6,500,000 shares of our Series A preferred stock and the concurrent offering of 22,398,400 shares of our common stock, in each case including estimated related expenses and underwriting discounts and commissions and assuming no exercise of the underwriters' over-allotment option, and the application of the net proceeds from both of the offerings. See "Use of Proceeds." The actual data are derived from our unaudited financial statements. You should read this table in conjunction with "Summary Selected Financial Data," which appears elsewhere in this prospectus supplement, and our unaudited consolidated financial statements and related notes and the discussion of our liquidity and capital resources as of September 30, 2003 incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	September 30, 2003 As adjusted(1)	As adjusted(2)

	(unaudited, in millions)
Current Assets:
Cash and cash equivalents	$695.5	$768.2	$1,078.1

Short-term debt:
Loans payable	$83.9	$83.9	$83.9
Zero-Coupon Convertible Senior Notes due 2021	1.0	1.0	1.0
Convertible Subordinated Notes—1.80%, due 2004	242.0	—	—
Long-term debt:
Payable to financial institutions	30.6	30.6	30.6
Notes—7.25%, due 2011	500.0	500.0	500.0
Notes—7.875%, due 2005	525.1	525.1	525.1
Convertible Subordinated Notes—1.87%, due 2006	335.3	335.3	335.3
Convertible Senior Notes—4.50%, due 2023	800.0	800.0	800.0
Stockholders' equity:
Preferred stock, no par value shares authorized: 20,000,000 actual shares issued: none and 6,500,000 shares as adjusted, liquidation preference of $50.00 per share	—	314.7	314.7
Common stock, $0.10 par value shares authorized: 800,000,000 actual shares issued: 391,968,559 and 414,366,959 shares as adjusted(3)	39.2	39.2	41.4
Additional paid-in capital	1,752.6	1,752.6	2,060.3
Retained earnings	508.8	508.8	508.8
Accumulated other comprehensive loss, net of tax	(274.5)	(274.5)	(274.5)

	2,026.1	2,340.8	2,650.7
Less:
Treasury stock, at cost: 2003: 300,000 shares; 2002: 3,100,000 shares	(11.3)	(11.3)	(11.3)
Unamortized deferred compensation	(73.7)	(73.7)	(73.7)

Total stockholders' equity	1,941.1	2,255.8	2,565.7

Total capitalization	$4,459.0	$4,531.7	$4,841.6

(1)
As adjusted to give effect to this offering, assuming there is no concurrent offering of our common stock.

(2)
As adjusted to give effect to this offering and the concurrent offering of our common stock at a price of $14.51 per share.

(3)
The share information for our common stock excludes:

•
Approximately 6.5 million shares issuable upon the exercise of currently outstanding stock options;

•
Approximately 22.4 million shares reserved for issuance upon the conversion of our Series A mandatory convertible preferred stock;

•
Approximately 64.4 million shares reserved for issuance upon the conversion of the 4.50% convertible senior notes due 2023;

•
Approximately 16.0 million shares reserved for issuance upon the conversion of the zero coupon convertible senior notes due 2021;

•
Approximately 6.7 million shares reserved for issuance upon the conversion of the 1.80% convertible subordinated notes due 2004; and

•
Approximately 6.4 million shares issuable upon the conversion of the 1.87% convertible subordinated notes due 2006.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "IPG." The following table provides, for the calendar quarters indicated, the high and low closing sales prices per share on the NYSE for the periods shown below as reported on the NYSE and dividends per share paid during those periods. The last reported sale price for our common stock on the NYSE on December 5, 2003 was $14.51 per share.

	NYSE Sale Price
			Dividends on Common Stock
	High	Low
Period
2001:
First Quarter	47.19	32.50	.095
Second Quarter	38.85	27.79	.095
Third Quarter	30.46	19.30	.095
Fourth Quarter	31.00	19.50	.095
2002:
First Quarter	34.56	27.20	.095
Second Quarter	34.89	23.51	.095
Third Quarter	24.67	13.40	.095
Fourth Quarter	17.05	11.25	.095	(1)
2003:
First Quarter	15.38	8.01	—	(1)
Second Quarter	14.55	9.30	—	(1)
Third Quarter	15.44	12.94	—	(1)
Fourth Quarter (through December 5, 2003)	$16.41	$13.55	—	(1)

(1)
Dividend declared on November 1, 2002 was in respect of third quarter 2002 results. No dividend in respect of fourth quarter 2002 results was declared. No dividend has subsequently been declared.

        As of December 1, 2003, there were approximately 21,564 registered holders of our common stock. As of November 28, 2003, we had approximately 392.4 million shares of common stock outstanding.

Dividend Policy

        We paid no dividend in the first three quarters of 2003. Our future dividend policy will be determined on a quarter-by-quarter basis and will depend on earnings, financial condition, capital requirements and other factors. It will also be subject to the restrictions under our revolving credit facilities, which limit our ability to declare or pay dividends. Under these facilities, our future earnings performance will determine the permitted levels of dividend payments (currently the permitted level of dividend payments for our common stock, other distributions to our stockholders and share buybacks is $25 million annually) and all limitations on dividend payments expire when earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit facilities, exceed $1.3 billion for four consecutive quarters. In addition, under the terms of our Series A preferred stock, we are restricted from paying any cash dividends on our common stock if we are not current in our dividend payments with respect to our Series A preferred stock.

SUMMARY SELECTED FINANCIAL DATA

        The following table sets forth summary selected financial data concerning us for each of the last three years, as well as for the nine months ended September 30, 2003 and September 30, 2002. These data, insofar as they relate to each of the years 2000 through 2002, have been derived from our financial statements, including the consolidated balance sheets at December 31, 2002 and 2001 and the related consolidated statements of income and of cash flows for the three years ended December 31, 2002 and the notes thereto which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our annual financial statements, except as they relate to Deutsch, Inc. and subsidiary and affiliates as of and for the year ended December 31, 2000 and True North Communications Inc. as of and for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Deutsch, Inc. and subsidiary and affiliates and True North Communications Inc., by J.H. Cohn LLP and Arthur Andersen LLP, respectively, independent accountants. Arthur Andersen LLP has ceased operations. The data for the nine months ended September 30, 2003 and 2002 have been derived from unaudited consolidated financial statements which are also incorporated by reference in this prospectus supplement and the accompanying prospectus and which, in the opinion of management, include all adjustments necessary for a fair statement of the results for the unaudited interim periods. The following summary selected financial data should be read in conjunction with our consolidated financial statements and notes to our consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

SUMMARY SELECTED FINANCIAL DATA FOR THREE YEARS(1)
(Amounts in Millions, Except Per Share Amounts and Number of Employees)

	As of or for the Nine Months Ended		As of or for the Year Ended December 31,
	09/30/2003	09/30/2002	2002	2001	2000
OPERATING DATA
Revenue	$4,234.0	$4,196.2	$5,737.5	$6,352.7	$6,728.5
Salaries and related expenses	(2,544.0)	(2,474.1)	(3,350.0)	(3,620.9)	(3,845.7)
Office and general expenses	(1,392.1)	(1,328.4)	(1,880.4)	(1,896.1)	(1,782.6)
Amortization of intangible assets	(9.1)	(6.5)	(8.9)	(164.6)	(136.0)
Restructuring and other merger-related costs	(142.4)	(12.1)	(12.1)	(634.5)	(159.1)
Long-lived asset impairment and other charges	(244.8)	(118.7)	(127.1)	(303.1)	—
Investment impairment	(42.2)	(21.1)	(39.7)	(210.8)	—
Debt prepayment penalty	(24.8)	—	—	—	—
Litigation charges	(127.6)	—	—	—	—
Interest expense	(128.4)	(108.9)	(145.6)	(164.6)	(126.3)
Interest income	27.6	20.9	29.8	41.8	57.5
Other income	1.3	9.6	7.9	13.7	42.6
(Provision for) benefit of income taxes	(36.3)	(79.6)	(117.9)	66.1	(332.1)
Income applicable to minority interest	(19.4)	(22.1)	(30.5)	(29.4)	(42.2)
Equity in net income (loss) of unconsolidated affiliates	(2.2)	3.1	5.0	(0.4)	(18.2)

Income (loss) from continuing operations	(450.4)	58.3	68.0	(550.1)	386.4
Income from discontinued operations(2)	101.2	20.9	31.5	15.6	6.4

Net income (loss)	$(349.2)	$79.2	$99.5	$(534.5)	$392.8

PER SHARE DATA
Basic
Continuing operations	$(1.17)	$0.16	$0.18	$(1.49)	$1.07
Discontinued operations(2)	0.26	0.06	0.08	0.04	0.02

Total	$(0.91)	$0.21 (3)	$0.26	$(1.45)	$1.09

Weighted-average shares	384.0	375.3	376.1	369.0	359.6
Diluted
Continuing operations	$(1.17)	$0.15	$0.18	$(1.49)	$1.04
Discontinued operations(2)	0.26	0.05	0.08	0.04	0.02

Total	$(0.91)	$0.21 (3)	$0.26	$(1.45)	$1.06

Weighted-average shares	384.0	381.1	381.3	369.0	370.6
FINANCIAL POSITION
Working capital	$(294.9)	N/A(4)	$(767.5)	$(78.3)	$(421.7)
Total assets	$11,272.1	N/A(4)	$11,793.7	$11,375.3	$12,253.6
Total long-term debt	$2,191.0	N/A(4)	$1,817.7	$2,480.6	$1,531.8
Book value per share	$4.95	N/A(4)	$5.44	$4.86	$6.38
OTHER DATA
Cash dividends	—	$109.0	$145.6	$129.2	$109.1
Cash dividends per share	—	$.285	$.38	$.38	$.37
Number of employees	43,500	47,500	46,900	50,400	58,500

(1)
These data are consistent with the restated financial data in our consolidated financial statements contained in our current report on Form 8-K filed with the SEC on September 9, 2003. See Note 16 to our consolidated financial statements in that Form 8-K for more information.
(2)
This relates to our July 10, 2003 disposition of NFO WorldGroup, Inc., as described in Note 3 to our consolidated financial statements contained in our current report on Form 8-K filed with the SEC on September 9, 2003.
(3)
Does not total due to rounding.
(4)
The summary seleted financial data as of September 30, 2002 under the heading "FINANCIAL POSITION" are not available as they were not reclassified after our disposition of NFO WorldGroup, Inc. See Note 3 to our consolidated financial statements contained in our current report on Form 8-K filed with the SEC on September 9, 2003 for more information regarding that transaction.

INTERPUBLIC

        Interpublic is a group of advertising and specialized marketing and communications services companies that together represent one of the largest resources of advertising and marketing expertise in the world. With offices and other affiliations in more than 130 countries, we had revenues of approximately $5.7 billion and net income of approximately $99.5 million in 2002. For the nine months ended September 30, 2003, we had revenues of approximately $4.2 billion and a net loss of approximately $349.2 million, compared to revenues of approximately $4.2 billion and net income of approximately $79.2 million for the nine months ended September 30, 2002.

Advertising and Specialized Marketing and Communications Services Businesses

        In the last five years, we have grown to become one of the world's largest groups of global marketing services companies, providing our clients with communications and marketing expertise in three broad areas:

  •
  Advertising, which includes advertising and media management;

  •
  Marketing Communications, which includes direct marketing, database management and customer relationship management, public relations, sales promotion, event marketing, on-line marketing, corporate and brand identity, brand consultancy and healthcare marketing; and

  •
  Marketing Services, which includes sports and entertainment marketing, corporate meetings and events, retail marketing and other marketing and business services.

        We seek to be the best in quality and a leading competitor in all of these areas.

        We are currently organized into four global operating groups. Three of these groups, McCann-Erickson WorldGroup ("McCann"), The FCB Group and The Partnership, provide a comprehensive array of global communications and marketing services. Each offers a distinctive range of solutions for our clients. The fourth global operating group, The Interpublic Sports & Entertainment Group, focuses on sports marketing and event planning activities. In addition to these groups, Interpublic also includes a group of leading stand-alone companies that provide their clients with a full range of advertising and/or marketing communications services.

        We believe this organizational structure allows us to provide comprehensive solutions for clients, enables stronger organic growth among all our operating companies and allows us to bring improved operating efficiencies to our organization.

        A brief description of our current four global operating groups follows:

        McCann-Erickson WorldGroup was founded on the global strength and quality of McCann, one of the world's leading advertising agencies. It includes companies spanning advertising, media, customer relationship management, events, sales promotion, public relations, on-line marketing communications and healthcare communications. Launched in late 1997, McCann-Erickson WorldGroup has expanded rapidly to become one of the world's leading networked marketing communications groups, now working with more than 25 key worldwide clients in three or more disciplines and with more than 40 U.S. clients in two or more disciplines. McCann-Erickson WorldGroup includes the following companies:

  •
  McCann-Erickson Worldwide (advertising),

  •
  Universal McCann Worldwide (media planning and buying),

  •
  MRM Partners Worldwide (direct marketing and customer relationship management),

  •
  Momentum Worldwide (entertainment, event and promotional marketing), and

  •
  Torre Lazur McCann Healthcare Worldwide (healthcare advertising and marketing).

        The FCB Group is a single global integrated network centered on Foote, Cone & Belding Worldwide and its advertising, direct marketing and sales promotion capabilities. This group also includes the following specialized services:

  •
  FCBi (direct and digital marketing),

  •
  Marketing Drive Worldwide (integrated promotional marketing),

  •
  R/GA (web design and development),

  •
  FCB HealthCare (healthcare marketing), and

  •
  The Hacker Group (customer acquisition direct marketing).

        The Partnership, a global, client-driven creative leader, is anchored on the quality advertising reputation of Lowe & Partners Worldwide. The Partnership provides collaboration across a global group of independently managed networks with creative and executional capabilities across all disciplines. The partners seek to preserve their uniqueness while creating the ability to interconnect seamlessly to better service clients. Partner companies include:

  •
  Lowe & Partners Worldwide (advertising),

  •
  Lowe Healthcare Worldwide (healthcare marketing),

  •
  Draft (direct and promotional marketing),

  •
  Zipatoni (promotional marketing),

  •
  Mullen (advertising), and

  •
  Dailey & Associates (advertising).

        The Interpublic Sports & Entertainment Group focuses on sports marketing and event planning activities. IPG Sports & Entertainment was formed during the second quarter of 2002 through a carve-out from our other operating groups of related operations. It includes:

  •
  Octagon (sports marketing),

  •
  Motorsports,

  •
  Jack Morton Worldwide, and

  •
  Entertainment PR (Bragman Nyman Cafarelli and PMK/HBH).

        We are currently evaluating the manner in which IPG Sports & Entertainment and its component parts are managed and reported.

        Independent Agencies. Interpublic also includes a group of leading stand-alone companies that provide their clients with a full range of advertising and/or marketing communications services and partner with our global operating groups as needed. These include:

  •
  Campbell Ewald,

  •
  Deutsch,

  •
  Hill Holliday,

  •
  The Martin Agency,

  •
  Carmichael-Lynch,

  •
  Gotham,

  •
  MAGNA Global (advertising media negotiations and television program development),

  •
  Weber Shandwick Worldwide, Golin/Harris International and DeVries Public Relations (public relations), and

  •
  Initiative Media (media planning and buying).

        In addition to domestic operations, we provide services for clients whose business is international in scope as well as for clients whose business is restricted to a single country or a small number of countries. Revenue for 2002 and 2001 is presented below by major geographic area:

	Year Ended December 31,
	2002	2001
	(in millions)
United States	$3,313.6	$3,708.0
International
United Kingdom	584.5	615.8
All other Europe	986.8	1,024.6
Asia Pacific	384.7	439.0
Latin America	266.4	345.6
Other	201.5	219.7

Total International	2,423.9	2,644.7

Total Consolidated	$5,737.5	$6,352.7

Sources of Revenue

        We generate revenue from planning, creating and placing advertising in various media and from planning and executing other communications or marketing programs. Historically, the commission customary in the industry was 15% of the gross charge ("billings") for advertising space or time; more recently, lower commissions have been negotiated, but often with additional incentives paid for better performance. For example, an incentive component is frequently included in arrangements with clients based on improvements in an advertised brand's awareness or image, or increases in a client's sales or market share of the products or services being advertised. Under commission arrangements, media bill us at their gross rates. We bill these amounts to our clients, remit the net charges to the media and retain the balance as our commission. Many clients, however, prefer to compensate us on a fee basis, under which we bill our client for the net charges billed by the media plus an agreed-upon fee. These fees usually are calculated to reflect our hourly rates and out-of-pocket expenses incurred on behalf of clients, plus proportional overhead and a profit mark-up.

        Like other agencies, we are primarily responsible for paying the media with respect to firm contracts for advertising time or space placed on behalf of our clients. Our practice generally is to pay media charges only once we have received funds from our clients, and in some instances we agree with the media that we will be solely liable to pay the media only after the client has paid us for the media charges. We make serious efforts to reduce the risk from a client's nonpayment including by generally carrying out credit clearances and requiring in some cases payment of media by the clients in advance.

        We also receive commissions from clients for planning and supervising work done by outside contractors in connection with the physical preparation of finished print advertisements and the production of television and radio commercials and other forms of advertising. This commission is customarily 17.65% of the outside contractor's net charge, which is the same as 15.0% of the outside contractor's total charges including commission. With the increasing use of negotiated fees, the terms on which outstanding contractors' charges are billed are subject to wide variations and even include, in some instances, the replacement of commissions with negotiated flat fees.

        We also derive revenue from other activities, including the planning and placement in media of advertising produced by unrelated advertising agencies; the maintenance of specialized media placement facilities; the creation and publication of brochures, billboards, point of sale materials and direct marketing pieces for clients; the planning and carrying out of specialized marketing research; the management of public relations campaigns; the creation and management of special events, meetings and shows at which clients' products are featured; and the design and implementation of interactive programs for special marketing needs.

Clients

        The five clients that made the largest revenue contribution in 2002 accounted individually for approximately 1.8% to 8.1% of our revenue and in the aggregate accounted for approximately 16.4% of our revenue. Twenty of our clients accounted for approximately 29% of our revenue. Based on revenue, as of December 31, 2002, our largest clients included Coca-Cola, General Motors Corporation, Johnson & Johnson, Nestle and Unilever. While the loss of the entire business of one of our largest clients might have a material adverse effect upon our business, we believe that it is very unlikely that the entire business of any of these clients would be lost at the same time, because we represent several different brands or divisions of each of these clients in a number of geographical markets in each case through more than one of our agency systems.

        Representation of a client rarely means that we handle advertising for all brands or product lines of the client in all geographical locations. Any client may transfer its business from an agency within our company to a competing agency, and a client may reduce its marketing budget at any time.

        Our agencies have written contracts with many of their clients. As is customary in the industry, these contracts provide for termination by either party on relatively short notice, usually 90 days but sometimes shorter or longer. In 2002, however, 21% of revenue was derived from clients that had been associated with one or more of our agencies or their predecessors for 20 or more years.

DESCRIPTION OF
SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

        The description in this prospectus supplement of the terms of our Series A preferred stock is only a summary. The terms of our Series A preferred stock are contained in a certificate of designations that amends our restated certificate of incorporation, as amended. We have previously filed with the SEC copies of our restated certificate of incorporation, as amended. See "Where You Can Find More Information." For a complete description of the terms of our Series A preferred stock, please see the certificate of designations, which will be filed with the SEC as an exhibit to a current report on Form 8-K after the date of this prospectus supplement.

General

        Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock without par value in one or more series and on the terms and conditions determined by our board of directors. We do not have any shares of preferred stock issued and outstanding as of the date of this prospectus supplement. When issued, our Series A preferred stock will constitute a single series of our preferred stock, consisting of 6,500,000 shares (or 7,475,000 shares if the underwriters exercise in full their overallotment option in accordance with the procedures set forth in "Underwriting"). The liquidation preference of our Series A preferred stock will be $50.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends. The holders of shares of our Series A preferred stock will have no preemptive rights. All of the shares of our Series A preferred stock, when issued and paid for, will be fully paid and non-assessable. See "Description of Preferred Stock and Depository Shares" in the accompanying prospectus.

        Our Series A preferred stock will rank senior to all of our now outstanding common stock, common stock issued in the concurrent offering and common stock that we may issue in the future as to payment of dividends and distribution of assets upon our dissolution, our liquidation or the winding up of our affairs. As of November 28, 2003, we had approximately 392.4 million shares of common stock outstanding.

        The terms of our Series A preferred stock restrict our ability to issue capital stock that ranks senior to our Series A preferred stock. See "— Voting Rights."

        Under Delaware law, we may pay dividends on our Series A preferred stock, whether in cash or in shares of our common stock, only to the extent that assets are legally available to pay such dividends.

        Legally available assets means the amount of our surplus. Our surplus is the amount by which our total assets exceed the sum of:

  •
  our total liabilities, including our contingent liabilities, and

  •
  the amount of our capital.

        If there is no surplus, legally available assets means, in the case of a dividend, the amount of our net profits for the fiscal year in which the payment occurs and/or the preceding fiscal year.

        When the need to make a determination of legally available assets arises, the amount of our total assets and liabilities and the amount of our capital will be determined by our board of directors in accordance with Delaware law.

Dividends

  General

        Dividends on our Series A preferred stock will be payable quarterly, if declared, on the 15th calendar day (or the following business day if the 15th is not a business day) of March, June, September

and December of each year (each a "dividend payment date") at the annual rate of $    per share. The initial dividend on our Series A preferred stock assuming our issue date is December    , 2003, will be $    per share, and will be payable, if declared, on March 15, 2004. Each subsequent quarterly dividend on our Series A preferred stock, if declared, will be $            per share.

        The amount of dividends payable on each share of our Series A preferred stock for each full quarterly period will be computed by dividing the annual dividend rate by four. The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        A dividend period is the period ending on the day before a dividend payment date and beginning on the preceding dividend payment date or, if none, the date of issue. Dividends payable, if declared, on a dividend payment date will be payable to holders of record as they appear on our stock books on the later of (1) the first calendar day (or the following business day if the first calendar day is not a business day) of the calendar month in which the applicable dividend payment date falls, and (2) the close of business on the day on which our board of directors or an authorized committee of our board declares the dividend payable.

        We are only obligated to pay a dividend on our Series A preferred stock if our board of directors or an authorized committee of our board declares the dividend payable and we have assets that legally can be used to pay the dividend. The terms of our revolving credit facilities limit our ability to pay cash dividends on any shares of our preferred stock to $70 million per year, provided that, of this amount, $25 million may also be used to pay any other dividends on any of our capital stock, make other distributions to our stockholders or repurchase shares. Furthermore, if we are in default under our revolving credit facilities, our ability to pay cash dividends will be limited in the absence of a waiver from such default or an amendment to our revolving credit facilities.

        Dividends on our Series A preferred stock will be cumulative, whether or not there are assets legally available for the payment of such dividends. This means that, if our board of directors or an authorized committee of our board fails to declare a dividend, the dividend will accumulate until declared and paid.

        We may pay dividends in cash, shares of common stock, or any combination thereof, as we determine in our sole discretion (other than dividends payable in connection with a conversion at our option, which dividends we must pay in cash). Shares of our common stock delivered to the transfer agent as dividends on behalf of the holders of our Series A preferred stock will be sold automatically on the holders' behalf for cash. The transfer agent will serve as the designated agent of the holders of shares of our Series A preferred stock in making any such sales. If we pay dividends by delivering shares of our common stock to the transfer agent, we must deliver to the transfer agent the number of shares of our common stock, which, when sold by the transfer agent on behalf of the holders, will result in net cash proceeds to be distributed to the holders in an amount equal to the cash dividends otherwise payable. To pay dividends in this manner, we must provide the transfer agent with a registration statement permitting the immediate sale of the shares of common stock in the public market. We cannot assure you that we will or will be able to timely file, cause to be declared effective or keep effective such a registration statement. See "Risk Factors — We cannot assure you that we will file or will be able to file, cause to be declared effective or keep effective, as the case may be, the registration statement required to permit us to pay dividends on our Series A preferred stock in shares of our common stock."

        If we pay dividends in shares of our common stock by delivering them to the transfer agent, those shares will be owned beneficially by the holders of shares of our Series A preferred stock upon delivery to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. By purchasing our Series A preferred stock, you are deemed to appoint the transfer agent as your agent for the sale of any shares of our common stock that are delivered to the transfer agent, on your behalf, upon payment of dividends on our Series A preferred stock.

        We are not obligated to pay holders of Series A preferred stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date or any other late payment. We are also not obligated to pay holders of Series A preferred stock any dividend in excess of the full dividends on the Series A preferred stock that are payable as described above.

        If our board of directors or an authorized committee of our board does not declare a dividend in respect of any dividend payment date, the board of directors or an authorized committee may declare and pay the dividend on any other date, whether or not a dividend payment date. The persons entitled to receive the dividend will be holders of our Series A preferred stock as they appear on our stock register on a date selected by the board of directors or an authorized committee. That date must (1) not precede the date our board of directors or an authorized committee of our board declares the dividend payable and (2) not be more than 60 days prior to the date the dividend is paid.

  Payment Restrictions

        If we do not pay a dividend on a dividend payment date, then, until all accumulated and unpaid dividends on our Series A preferred stock for all prior dividend periods are declared and paid and the full quarterly dividend for the current dividend period is declared and paid or, in the case of cash dividends only, declared and set apart for payment:

  •
  We may not take any of the following actions with respect to any of our capital stock that ranks junior to our Series A preferred stock as to payment of dividends or the distribution of assets upon our dissolution, our liquidation or the winding up of our affairs:

  —
  declare or pay any dividend or make any distribution of assets on such junior capital stock, other than dividends or distributions of our capital stock that ranks junior to our Series A preferred stock as to payment of dividends and the distribution of assets upon our dissolution, our liquidation or the winding up of our affairs; or

  —
  redeem, purchase or otherwise acquire, pay or make available any monies for a sinking fund for such junior capital stock, except upon conversion into or exchange for our capital stock that ranks junior to our Series A preferred stock as to payment of dividends and the distribution of assets upon our dissolution, our liquidation or the winding up of our affairs.

  •
  We may not redeem, purchase or otherwise acquire any of our capital stock that ranks equally with our Series A preferred stock as to payment of dividends or the distribution of assets upon our dissolution, our liquidation or the winding up of our affairs, except upon conversion into or exchange for our capital stock that ranks equally with or junior to our Series A preferred stock as to payment of dividends and the distribution of assets upon our dissolution, our liquidation or the winding up of our affairs, so long as:

  —
  the equally ranking capital stock contains terms and conditions (including, without limitation, with respect to the payment of dividends, dividend rates, liquidation preferences, voting and representation rights, payment restrictions, antidilution rights, change of control rights, covenants, remedies and conversion and redemption rights) that are not materially less favorable, taken as a whole, to us or to the holders of our Series A preferred stock than those contained in the capital stock that is converted into or exchanged for such equally ranking capital stock,

  —
  the aggregate amount of the liquidation preference of the equally ranking capital stock does not exceed the aggregate amount of the liquidation preference, plus accumulated and unpaid dividends, of the capital stock that is converted or exchanged for such equally ranking capital stock and

    —
    the aggregate number of shares of our common stock issuable upon conversion, redemption or exchange of the equally ranking capital stock does not exceed the aggregate number of shares of our common stock issuable upon conversion, redemption or exchange of the capital stock that is converted or exchanged for such equally ranking capital stock.

Automatic Conversion of Our Series A Mandatory Convertible Preferred Stock

        Each share of our Series A preferred stock, unless previously converted, will automatically convert, on December 15, 2006, or the "conversion date," into a number of newly issued shares of our common stock equal to the conversion rate. The holders of shares of Series A preferred stock on the conversion date will have the right to receive a dividend of cash, shares of our common stock, or any combination thereof, as we determine in our sole discretion, in an amount equal to the accumulated and unpaid dividends on our Series A preferred stock as of the conversion date, whether or not declared, out of legally available assets. To the extent we have these assets available and we pay some or all of the dividend in shares of our common stock, the number of shares of our common stock issuable to you in respect of such accumulated and unpaid dividends will equal the amount of accumulated and unpaid dividends on our Series A preferred stock on the conversion date that we determine to pay in shares of our common stock divided by the "current market price" (as defined under "— Anti-dilution Adjustments" below) per share of our common stock. In the event we pay some or all of the dividend in shares of our common stock, we will notify the holders of shares of our Series A preferred stock whether the dividend will be payable in full in shares of our common stock or any combination of cash and shares of our common stock, and will specify the combination in the notice, at least 10 days prior to the conversion date.

        The conversion rate, which is the number of newly issued shares of our common stock issuable upon conversion of each share of our Series A preferred stock on the conversion date, will, subject to adjustment under certain circumstances as described under "— Anti-dilution Adjustments" below, be as follows:

  •
  If the "applicable market value" of our common stock, which we define as the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the conversion date, is equal to or greater than $    , which we call the "threshold appreciation price," then the conversion rate will be    shares of our common stock per share of our Series A preferred stock, which is equal to $50.00 divided by $    (the threshold appreciation price). Accordingly, if the market price for our common stock increases to an amount that is equal to or greater than $    (the threshold appreciation price) on the conversion date, the applicable market value of the shares of our common stock issued upon conversion of each share of our Series A preferred stock, assuming that the market price on the conversion date is the same as the applicable market value of our common stock, will be equal to or greater than $50.00, respectively.

  •
  If the applicable market value of our common stock is less than $    (the threshold appreciation price) but greater than $    (the initial stock price, which is the closing price of our common stock on the date of this prospectus supplement), the conversion rate will be equal to $50.00 divided by the applicable market value of our common stock per share of our Series A preferred stock. Accordingly, if the market price for our common stock increases after the date of this prospectus supplement but that market price is less than $    (the threshold appreciation price) on the conversion date, the applicable market value of the shares of our common stock issued upon conversion of each share of our Series A preferred stock, assuming that the market price on the conversion date is the same as the applicable market value of our common stock, will equal $50.00.

  •
  If the applicable market value of our common stock is less than or equal to $    , the conversion rate will be    shares of our common stock per share of our Series A preferred stock, which is equal to $50.00 divided by $    (the initial stock price). Accordingly, if the market price for our common stock decreases to an amount that is less than $    (the initial stock price) on the conversion date, the applicable market value of the shares of our common stock issued upon conversion of each share of our Series A preferred stock, assuming that the market price on the conversion date is the same as the applicable market value of our common stock, will be less than $50.00. If the market price of our common stock on the conversion date equals $    (the initial stock price), the applicable market value of those shares, assuming that this market price is the same as the applicable market value of our common stock, will equal $50.00. Holders of our Series A preferred stock will realize the entire decline in equity value if, at the conversion date, the applicable market value of our common stock is less than $    (the initial stock price).

        In each of the three subparagraphs above, the number of newly issued shares of our common stock issuable upon conversion of each share of our Series A preferred stock on the conversion date will be increased by an amount equal to any accumulated and unpaid dividends on our Series A preferred stock on the conversion date (taking into account any payment of such dividends on the conversion date) divided by the current market price per share of our common stock.

        For purposes of determining the applicable market value or the current market price for our common stock, the closing price of our common stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the New York Stock Exchange on that date. If our common stock is not listed on the New York Stock Exchange on any date of determination, the closing price of our common stock on that date means the closing sales price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which our common stock is so listed or quoted, or if our common stock is not so listed or quoted on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market, or, if our common stock is not so reported, the last quoted bid price for our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

        A "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq stock market or, if our common stock is not so reported, on the principal other market on which our common stock then traded. No day on which our common stock experiences any of the following, however, will count as a trading day:

  •
  any suspension of or limitation imposed on trading of our common stock on any U.S. national or regional securities exchange or association or over-the-counter market;

  •
  any event (other than an event listed in the bullet below) that disrupts or impairs the ability of market participants in general to (1) effect transactions in or obtain market values for our common stock on any relevant U.S. national or regional securities exchange or association or over-the-counter market, or (2) effect transactions in or obtain market values for, futures or options contracts relating to our common stock on any relevant U.S. national or regional securities exchange or association or over-the-counter market; or

  •
  any relevant U.S. national or regional securities exchange or association or over-the-counter market on which our common stock trades closes on any exchange business day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that exchange and (2) the submission deadline for orders to be entered into the exchange for execution on that business day.

Conversion

        Conversion of our Series A preferred stock into common stock will occur on the conversion date, unless:

  •
  we have caused the conversion of our Series A preferred stock prior to the conversion date in the manner described in "—Provisional Conversion at the Option of the Issuer,"

  •
  you have converted your Series A preferred stock prior to the conversion date, in the manner described in "—Conversion at the Option of the Holder," or

  •
  we are involved in a merger prior to the conversion date in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, and you have converted through an exercise of a merger early settlement right as described in "— Early Settlement Upon Cash Merger."

        On the conversion date, certificates representing our common stock will then be issued and delivered to you or your designee, upon presentation and surrender of the certificate evidencing the shares of our Series A preferred stock, if shares of our Series A preferred stock are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you.

        Prior to the date on which shares of common stock are issued on conversion, our common stock underlying our Series A preferred stock will not be deemed to be outstanding for any purpose and you will have no rights with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on such common stock, by virtue of holding our Series A mandatory convertible preferred stock.

Provisional Conversion at the Option of the Issuer

        Prior to the conversion date, we may, at our option cause the conversion of all, but not less than all, the shares of our Series A preferred stock then outstanding for shares of our common stock at a conversion rate of    shares of our common stock for each share of our Series A preferred stock, subject to adjustment under certain circumstances as described under "— Anti-dilution Adjustments" below; provided that the closing price of our common stock has exceeded $    for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date that we send you notice by mail of the optional conversion. The date specified in the notice for the optional conversion shall be at least 30, but not more than 60, days from the date of such notice. We will be able to cause this conversion only if, in addition to issuing you shares of our common stock as described above, we pay you in cash, (1) an amount equal to any accumulated and unpaid dividends on your shares of our Series A preferred stock, whether or not declared, and (2) the present value of all remaining dividend payments on your shares of Series A preferred stock through and including December 15, 2006, in each case, out of legally available assets. The present value of the remaining dividend payments will be computed using a discount rate equal to the Treasury Yield. "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for conversion (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term to December 15, 2006, provided, however, that if the then-remaining term to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Conversion at the Option of the Holder

        The holders of shares of Series A preferred stock have the right to convert them, in whole or in part, at any time prior to the conversion date, into shares of our common stock at the rate (the "optional conversion rate") of    shares of our common stock for each share of our Series A preferred stock, subject to adjustment under certain circumstances as described under "— Anti-dilution Adjustments" below. The optional conversion rate is equal to $50.00 divided by $    (the threshold appreciation price), which is equal to the conversion rate that would otherwise be in effect if the applicable market value of our common stock on the conversion date is equal to or greater than the threshold appreciation price.

        Holders of shares of Series A preferred stock at the close of business on a record date for any payment of dividends will be entitled to receive any dividend then payable on that Series A preferred stock on the corresponding dividend payment date, even if optional conversion of our Series A preferred stock occurs between that record date and the corresponding dividend payment date. However, if you surrender any Series A preferred stock for conversion after the close of business on a record date for any payment of dividends and before the opening of business on the next dividend payment date, you must include with that Series A preferred stock a cash payment of an amount equal to the dividend on that Series A preferred stock which is to be paid on that dividend payment date.

        Except as described above, upon any optional conversion of our Series A preferred stock, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on that Series A preferred stock, or for dividends or distributions on the shares of our common stock issued upon conversion.

Early Settlement Upon Cash Merger

        Prior to the conversion date, if we are involved in a merger in which at least 30% of the consideration for our common stock consists of cash or cash equivalents, which we refer to as the "cash merger," then on or after the date of the cash merger, each holder of shares of Series A preferred stock that thereafter remains outstanding after that date, if any, will have the right to accelerate and convert our Series A preferred stock at the conversion rate, determined in accordance with its application under "— Automatic Conversion of Our Series A Mandatory Convertible Preferred Stock," in effect immediately before the cash merger. We refer to this right as the "merger early settlement right." We will provide each of the holders with a notice of the completion of a cash merger within five business days after completion. The notice will specify a date, which will be at least 20, but not more than 30, days after the date of the notice, on which the optional early settlement will occur and a date, which will be on, or one business day prior to, the optional early settlement date, by which each holder's merger early settlement right must be exercised. The notice will set forth, among other things, the applicable conversion rate and the amount of the cash, securities and other consideration receivable by the holder upon conversion. To exercise the merger early settlement right, you must deliver to the transfer agent, at least one business day before the early settlement date, the certificate evidencing your shares of Series A preferred stock, if you hold our Series A preferred stock in certificated form. If you exercise the merger early settlement right, we will deliver to you on the early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if you had converted your shares of Series A preferred stock immediately before the cash merger at the conversion rate, determined in accordance with its application under "— Automatic Conversion of Our Series A Mandatory Convertible Preferred Stock," in effect at that time. If you do not elect to exercise your merger early settlement right, you will receive for your shares of Series A preferred stock that remain outstanding, if any, cash, securities or other property into which our common stock was converted at the conversion rate, determined in accordance with its application under "— Automatic Conversion of Our Series A Mandatory Convertible Preferred Stock," in effect on the date the Series A preferred stock is converted.

Anti-dilution Adjustments

        The formula for determining the conversion rate and the number of shares of our common stock to be delivered upon conversion may be adjusted if certain events occur, including:

1.
the payment of a dividend or other distribution on our common stock in shares of our common stock;

2.
the issuance to all holders of our common stock of options, warrants or other rights (other than under any dividend reinvestment or share purchase or similar plans), entitling them to subscribe for or purchase our common stock for a period expiring within 60 days from the date of issuance of the options, warrants or other rights at less than the current market price (as defined below);

3.
subdivisions, splits, combinations and reclassifications of our common stock;

4.
distributions to all holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) above or clause (5) below or issuance covered by clause (2) above);

5.
distributions consisting exclusively of cash to all holders of our common stock; and

6.
the successful completion of a tender or exchange offer made by us or any subsidiary of ours for our common stock to the extent that the cash and the value of any other consideration included in the payment per share of our common stock exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        In the case of an adjustment resulting from clause (5) above, the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price per share of our common stock on the record date and (2) the denominator of which will be that price less the per share amount of the distribution.

        The "current market price" per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days preceding the earlier of the day preceding the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date," when used with respect to any issuance or distribution, means the first date on which our common stock trades, regular way, on the New York Stock Exchange or other principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time, without the right to receive the issuance or distribution.

        In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive other securities, cash or property, each share of Series A preferred stock that thereafter remains outstanding would, without the consent of the holders of shares of Series A preferred stock, become convertible into such other securities, cash or property instead of our common stock. In that event, on the conversion date, the conversion rate then in effect will be applied to the value on the conversion date of the securities, cash or property a holder would have received if it had held the shares covered by our Series A preferred stock when the applicable transaction occurred. Holders have the right to settle their obligations under our Series A preferred stock early in the event of certain cash mergers as described under "— Early Settlement Upon Cash Merger."

        If at any time we make a distribution of property to our common stock holders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes (that is, distributions of evidences of indebtedness or assets, but generally not dividends payable in shares of our common stock or rights to subscribe for our common stock), and, pursuant to the conversion rate adjustment provisions of our Series A preferred stock, the conversion rate is increased, that increase will give rise to a deemed taxable dividend to holders of shares of Series A preferred stock to the extent of our current and accumulated earnings and profits. See "Certain U.S. Income Tax Considerations — U.S. Holders — Adjustment of conversion price."

        In the case of the payment of a dividend or other distribution on our common stock or shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which we refer to as a "spin-off," the conversion rate in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution will be increased by multiplying:

  •
  the conversion rate by

  •
  a fraction, the numerator of which is the current market price of our common stock plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock and the denominator of which is the current market price of our common stock.

        The adjustment to the conversion rate under the preceding paragraph will occur on the date that is the earlier of:

  •
  the 10th trading day following the effective date of the spin-off; and

  •
  the date of the securities being offered in the initial public offering of the spin-off, if that initial public offering is effected simultaneously with the spin-off.

        For purposes of this section, "initial public offering" means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

        In the event of a spin-off that is not effected simultaneously with an initial public offering of the securities being distributed in the spin-off, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock over the first 10 trading days following the effective date of the spin-off.

        If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

        In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

        Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in the conversion rate. If any adjustment is not required to be made because it would not change the conversion rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

        No adjustment to the conversion rate need be made if holders may participate in the transaction that would otherwise give rise to an adjustment, so long as the distributed assets or securities the holders would receive upon conversion of the Series A preferred stock, if convertible, exchangeable, or exercisable, are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of the Series A preferred stock.

        The applicable conversion rate will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

  •
  upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Series A preferred stock were first issued;

  •
  for a change in the par value or no par value of the common stock; or

  •
  for accumulated and unpaid dividends.

        We will be required, as soon as practicable after the conversion rate is adjusted, to provide written notice of the adjustment to the holders of shares of Series A preferred stock.

Fractional Shares

        No fractional shares of our common stock will be issued to holders of shares of Series A preferred stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of our Series A preferred stock of any holder which are converted upon mandatory conversion or any optional conversion or issuable in respect of any dividend payment upon mandatory conversion payable in shares of our common stock, that holder will be entitled to receive an amount in cash equal to the same fraction of:

  •
  in the case of mandatory conversion, the current market price; or

  •
  in the case of an optional conversion by a holder, the closing price of our common stock determined as of the second trading day immediately preceding the effective date of conversion.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, our dissolution or the winding up of our affairs, the holders of shares of Series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made on our common stock, or any future class of securities which ranks junior to our Series A preferred stock as to the distribution of assets upon our voluntary or involuntary liquidation, our dissolution or the winding up of our affairs, a liquidating distribution in the amount of $50.00 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, whether or not declared, for the then-current dividend period and all prior dividend periods.

        For the purpose of the last paragraph, none of the following will constitute a voluntary or involuntary liquidation, dissolution or winding up of our affairs:

  •
  the sale of all or substantially all of our property or business;

  •
  the merger or consolidation of Interpublic into or with any other person or corporation; or

  •
  the merger or consolidation of any other person or corporation into or with Interpublic.

        After the payment to the holders of shares of Series A preferred stock of the full preferential amounts provided above, the holders of shares of Series A preferred stock will have no right or claim to any of our remaining assets.

        In the event our assets available for distribution to the holders of shares of Series A preferred stock upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, are insufficient to pay in full all amounts to which the holders are entitled as provided above, no such distribution will be made on account of any other stock ranking equally with our Series A preferred stock as to the distribution of assets upon that liquidation, dissolution or winding up unless a pro rata distribution is made on our Series A preferred stock, with the amount allocable to each series of parity stock determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and distributions to the shares of each series being made on a pro rata basis.

Voting Rights

        The holders of the shares of Series A preferred stock are not entitled to any voting rights, except as required by applicable state law and as described below.

        We will not, without the approval of the holders of at least 66 2/3% of the shares of our Series A preferred stock then outstanding:

  •
  amend our restated certificate of incorporation, as amended, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of our Series A preferred stock so as to adversely affect them;

  •
  issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking senior to our Series A preferred stock as to dividends or upon the distribution of assets upon our dissolution, liquidation or the winding up of our affairs; or

  •
  reclassify any of our authorized stock into any stock of any class, or any obligation or security convertible into or evidencing a right to purchase such stock, ranking senior to our Series A preferred stock as to dividends or upon the distribution of assets upon our dissolution, liquidation or the winding up of our affairs, provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any stock of any class ranking equally with or junior to our Series A preferred stock as to dividends and upon the distribution of assets upon our dissolution, liquidation or the winding up of our affairs.

        If and whenever six full quarterly dividends, whether or not consecutive, payable on any series of our preferred stock, including our Series A preferred stock, are not paid, the number of directors constituting our board of directors will be increased by two and the holders of all series of our preferred stock (including our Series A preferred stock) then outstanding, voting together as a class, will have a right to elect those additional directors to our board until all accumulated and unpaid dividends on our cumulative preferred stock have been paid in full or, with respect to any series of non-cumulative preferred stock, until non-cumulative dividends have been paid regularly for at least a year. To exercise this right, any holder of any series of our preferred stock then outstanding, including our Series A preferred stock, may by written notice request that we call a special meeting of the holders of our preferred stock for the purpose of electing the additional directors and, if the non-payment of dividends is continuing, we must call that meeting within 35 days of the date of such written request. If we fail to call such a meeting upon request, any holder at that time of any series of our preferred stock then outstanding, including our Series A preferred stock, can call a meeting. Upon payment of all accumulated and unpaid dividends on our cumulative preferred stock or, in the case of any series of non-cumulative preferred stock, upon such time when non-cumulative dividends have been paid regularly for at least a year, the holders of our preferred stock then outstanding will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

        In any case where the holders of our Series A preferred stock are entitled to vote as a class with holders of other series of our preferred stock that rank equally with our Series A preferred stock, each holder shall be entitled to one vote for each share of such preferred stock (including our Series A preferred stock) held by that holder. In any case where the holders of our Series A preferred stock are entitled to vote as a class, each holder shall be entitled to one vote for each share of our Series A preferred stock held by that holder.

Miscellaneous

        We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of our Series A preferred stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the shares of Series A preferred stock then outstanding. Our Series A preferred stock converted into our common stock or otherwise reacquired by us shall resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and shall be available for subsequent issuance.

Transfer Agent, Registrar and Paying Agent

        Mellon Investor Services LLC will act as transfer agent, registrar, and paying agent for the payment of dividends for our Series A preferred stock.

Title

        We, the transfer agent, registrar and paying agent may treat the registered holder of shares of Series A preferred stock as the absolute owner of those shares for the purpose of making payment and settling the related conversions and for all other purposes.

Book-Entry System

        The Depository Trust Company, or the depositary, will act as securities depositary for our Series A preferred stock. Our Series A preferred stock will be issued only as fully-registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully-registered global security certificates, representing the total aggregate number of shares of Series A preferred stock, will be issued and deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer beneficial interests in shares of Series A preferred stock to those purchasers so long as shares of Series A preferred stock are represented by global security certificates.

        The depositary is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the clearance and settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thus eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc., collectively referred to as participants. Access to the depositary system is also available to others, including securities brokers and dealers, bank and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant, collectively referred to as indirect participants. The rules applicable to the depositary and its participants are on file with the SEC.

        Except as otherwise required by applicable law, no shares of Series A preferred stock represented by global security certificates may be exchanged in whole or in part for shares of Series A preferred stock registered, and no transfer of global security certificates will be made in whole or in part for shares of Series A preferred stock registered, and no transfer of global security certificates in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary, unless the depositary has notified us that it is unwilling or unable to continue as depositary for the global security certificates or has ceased to be qualified to act or that there is a continuing default by us in respect of our obligations under our Series A preferred stock or the certificate of designations. All of the shares of Series A preferred stock represented by one or more global security certificates or any portion of them will be registered in those names as the depositary may direct.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or that nominee will be considered the sole owner and holder of the global security certificates and all of the shares of Series A preferred stock represented by those certificates for all purposes under our Series A preferred stock. Except in the limited circumstances referred to above or as otherwise required by applicable law, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the shares of Series A preferred stock represented by those certificates registered in their names, will not receive or be entitled to receive physical delivery of our Series A preferred stock certificates in exchange and will not be considered to be owners or holders of the global security certificates or any of the shares of Series A preferred stock represented by those certificates for any purpose under our Series A preferred stock. All payments on the shares of Series A preferred stock represented by the global security certificates and all related transfers and deliveries of common stock will be made to the depositary or its nominee as their holder.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee with respect to participants' interests or by the participants with respect to interests of persons held by the participants on their behalf.

        Procedures for conversion on the conversion date or upon early conversion will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit the settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time.

        Neither we nor any of our agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

        The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

Replacement of Series A Mandatory Convertible Preferred Stock Certificates

        If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the transfer agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and the transfer of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the transfer agent and us.

        We are, however, not required to issue any certificates representing shares of Series A preferred stock on or after the conversion date. In place of the delivery of a replacement certificate following the conversion date, the transfer agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable pursuant to the terms of our Series A preferred stock formerly evidenced by the certificate.

CERTAIN U.S. INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership, and disposition of our Series A preferred stock and common stock received in respect thereof. The following summary is based upon current provisions of the Internal Revenue Code of 1986 (the "Code"), Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold our Series A preferred stock or common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold our Series A preferred stock and our common stock received in respect thereof as "capital assets" and who purchase the Series A preferred stock in the initial offering at the initial offering price. Each potential investor should consult with its own tax adviser as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion, and disposition of our Series A preferred stock and common stock.

U.S. Holders

        The discussion in this section is addressed to a holder of our Series A preferred stock and common stock received in respect thereof that is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of our Series A preferred stock and common stock (a "U.S. holder").

  Dividends

        Distributions with respect to our Series A preferred stock (whether paid in cash directly by us, paid from the proceeds of the sale of common stock on behalf of a U.S. holder, or paid in common stock upon conversion) and distributions with respect to our common stock (other than certain stock distributions) will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In the event of a dividend distribution paid in common stock, the amount of such distribution will be equal to the then fair market value of the shares of common stock distributed as a dividend. To the extent that the amount of a distribution with respect to our Series A preferred stock or common stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such Series A preferred stock or common stock, as the case may be, and thereafter as capital gain.

        If we pay dividends by delivering shares of common stock to the transfer agent to be sold automatically on the U.S. holder's behalf, such U.S. holder will be treated as receiving a taxable dividend subject to the rules described above. Although the matter is not free from doubt, we intend to treat such U.S. holder as receiving a taxable dividend equal to the net cash proceeds received (which will equal the cash dividend payable). If this position is not respected, the IRS may treat such U.S. holder as (i) receiving a taxable dividend equal to the fair market value of the common stock on the date received by the transfer agent and (ii) recognizing capital gain or loss equal to the difference between the amount of the net cash proceeds received and the U.S. holder's adjusted tax basis in our common stock that is disposed (which, for this purpose, will equal the fair market value of our common stock on the date received by the transfer agent).

        A U.S. holder's adjusted tax basis in any shares of common stock received as a dividend upon conversion will be equal to the then current fair market value of such common stock, and a U.S. holder's holding period for such shares shall begin on the day after receipt thereof.

        Investors should be aware that although we believe that the Series A preferred stock should not constitute "disqualified preferred stock" within the meaning of Section 1059(f) of the Code, the matter is not free from doubt. If the Series A preferred stock were to be characterized as "disqualified preferred stock," then dividends paid in respect of the stock would constitute "extraordinary dividends" with the result that: (i) U.S. holders that are corporations would be required to reduce their stock basis in our Series A preferred stock by the portion of any dividends received by them in respect of our Series A preferred stock that are not taxed because of the dividends received deduction, and (ii) U.S. holders that are individuals would be required to treat any losses on the sale of Series A preferred stock as long-term capital losses to the extent of dividends received by them in respect of our Series A preferred stock that qualify for the reduced 15% tax rate (see below). Similarly, if a dividend were to be paid in respect of our Series A preferred stock that is in excess of 5% of a U.S. holder's adjusted tax basis in the Series A preferred stock (as could occur if accumulated and unpaid dividends were allowed to accumulate to a sufficiently large amount), such a dividend would also constitute an "extraordinary dividend" with the results described in clauses (i) and (ii) above.

        Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by an individual in respect of our Series A preferred stock and common stock before January 1, 2009 are subject to taxation at a maximum rate of 15%. Similarly, subject to similar exceptions for short-term and hedged positions, distributions on our Series A preferred stock and common stock constituting dividend income paid to holders that are U.S. corporations will qualify for the dividends received deduction. A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends received deduction in the light of its particular circumstances.

  Dispositions

        A U.S. holder will generally recognize capital gain or loss on a sale or exchange of our Series A preferred stock or our common stock equal to the difference between the amount realized upon the sale or exchange and the holder's adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period for the shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

  Conversion into common stock

        A U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A preferred stock, except to the extent of common stock received that is attributable to accumulated and unpaid dividends, which will be treated in accordance with the treatment of dividends described above under "Dividends." The adjusted tax basis of shares of common stock received on conversion, other than shares of common stock attributable to accumulated but unpaid dividends, will equal the adjusted tax basis of the Series A preferred stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash and subject to downward adjustment, if any, described below), and the holding period of such common stock received on conversion will generally include the period during which the converted Series A preferred stock were held prior to conversion.

        Cash received upon conversion that is attributable to accumulated and unpaid dividends will be treated in accordance with the treatment of distributions described above under "Dividends." Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.

        In the event we exercise our option to cause an early conversion of the Series A preferred shares, and, in respect of such conversion, pay a U.S. holder cash in an amount equal to the net present value of future dividends (see "Description of the Series A Mandatory Convertible Preferred Stock — Provisional Conversion at the Option of the Issuer"), such cash will be taxable (to the extent of gain realized by the U.S. holder) either as a dividend, in the event we have sufficient accumulated earnings and profits at the time of such conversion, or otherwise as capital gain. For this purpose, a U.S. holder realizes gain on the conversion equal to the excess, if any, of the sum of the fair market value of our common stock and the cash received upon early conversion over the U.S. holder's adjusted tax basis in our Series A preferred stock immediately prior to conversion. To the extent the amount of cash that the U.S. holder receives exceeds the gain realized, the excess amount will not be taxable to such U.S. holder but will reduce its adjusted tax basis in our common stock. A U.S. holder will not be permitted to recognize any loss realized by it upon conversion of Series A preferred stock into common stock.

        U.S. holders should be aware that the tax treatment described above in respect of the payments made in respect of future dividends may be challenged by the IRS on grounds that the cash received attributable to future dividends represents a taxable dividend to the extent we have earnings and profits at the time of conversion because there has not been a meaningful reduction in the U.S. holder's equity interest in us. Under this characterization, the U.S. holder would be taxable on cash received on account of future dividends even if it realized a loss on its early conversion of our Series A preferred stock into our common stock.

  Adjustment of conversion price

        The conversion price of the Series A preferred stock is subject to adjustment under certain circumstances. Treasury regulations promulgated under Section 305 of the Code would treat a U.S. holder of our Series A preferred stock as having received a constructive distribution includable in such U.S. holder's income in the manner described under "Dividends," above, if and to the extent that certain adjustments in the conversion price increase the proportionate interest of a U.S. holder in our earnings and profits. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of Series A preferred stock to the extent of our current and accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of the Series A preferred stock, however, will generally not be considered to result in a constructive dividend distribution.

  Information reporting and backup withholding on U.S. holders

        Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on our Series A preferred stock or common stock and to certain payments of proceeds on the sale or redemption of our Series A preferred stock unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

        Any amount withheld under the backup withholding rules from a payment to a holder is allowable as a credit against such holder's U.S. federal income tax, which may entitle the holder to a refund, provided that the holder provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a holder who is required to furnish information but does not do so in the proper manner.

Non-U.S. Holders

        The discussion in this section is addressed to holders of our Series A preferred stock and common stock received in respect thereof that are not "U.S. persons." A "U.S. person" means a person that is for U.S. federal income tax purposes:

  (i)
  an individual who is a citizen or resident of the United States;

  (ii)
  a corporation or partnership created or organized in or under the laws of the United States or of any State or political subdivision thereof or therein, including the District of Columbia (other than a partnership that is not treated as a U.S. person under applicable Treasury regulations);

  (iii)
  an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

  (iv)
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and (2) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

  Dividends

        Generally, dividends (including any constructive distributions taxable as dividends, distributions of common stock taxable as dividends and any cash paid upon an early conversion that is treated as a dividend) paid to a non-U.S. holder with respect to our Series A preferred stock or our common stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable tax treaty, unless the dividends are (i) effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and the non-U.S. holder provides the payor with a Form W-8ECI) or (ii) if a tax treaty applies, attributable to a U.S. permanent establishment maintained by the non-U.S. holder. Dividends effectively connected with such trade or business or attributable to such permanent establishment will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Dispositions

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of our Series A preferred stock or our common stock (including the deemed exchange that gives rise to a payment of cash in lieu of a fractional share) so long as:

  •
  the gain is not effectively connected with a U.S. trade or business of the holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); and

  •
  in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions are met.

  Conversion

        A non-U.S. holder will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of our Series A preferred stock, except that common stock received that is attributable to accumulated and unpaid dividends will be treated in accordance with the treatment of dividends described above under "Dividends."

  Information reporting and backup withholding on non-U.S. holders

        Payment of dividends (including constructive dividends), and the tax withheld with respect thereto, is subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form), or otherwise establish an exemption.

        Payment by a U.S. office of a broker of the proceeds of a sale of our Series A preferred stock or common stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN, or otherwise establishes an exemption. Subject to exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of our Series A preferred stock or common stock if such sale is effected through a foreign office of a broker.

UNDERWRITING

        We are offering the shares of our Series A preferred stock described in this prospectus supplement through the underwriters named below. Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC are acting as the representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of Series A preferred stock listed next to its name in the following table:

Underwriters	Number of Shares
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Banc of America Securities LLC
Barclays Capital Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. Incorporated
ING Financial Markets LLC
McDonald Investment Inc., A KeyCorp Company

Total

        The underwriting agreement provides that the underwriters must buy all of the shares of Series A preferred stock if they buy any of them. However, the underwriters are not required to take or pay for the shares of Series A preferred stock covered by the underwriters' over-allotment option described below.

        Our Series A preferred stock is offered subject to a number of conditions, including:

  •
  receipt and acceptance of our Series A preferred stock by the underwriters, and

  •
  the underwriters' right to reject orders in whole or in part.

        We have been advised by the representatives that the underwriters intend to make a market in our Series A preferred stock, but that they are not obligated to do so and may discontinue making a market at any time without notice.

        In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements electronically.

Over-Allotment Option

        We have granted the underwriters an option to buy up to 975,000 additional shares of Series A preferred stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, they will each purchase additional shares of Series A preferred stock approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

        Shares of Series A preferred stock sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $    per share from the initial public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers without a further discount. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

        The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 975,000 shares:

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

        We estimate that the total expenses of this offering and the concurrent offering of our common stock payable by us, not including the underwriting discounts and commissions, will be approximately $1.1 million.

No Sales of Similar Securities

        We and our directors have agreed that, for a period of 90 days from the date of this prospectus supplement, neither we nor they will, without the prior consent of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, offer or sell (or enter into any agreement to offer or sell), directly or indirectly, any shares of common stock or any securities convertible into, or exchangeable for, shares of common stock, file or participate in the filing of a registration statement with the SEC in respect of such common stock or securities, or publicly announce an intention to effect one of these transactions, except under limited circumstances. At any time and without public notice, Citigroup Global Markets Inc., J.P. Morgan Securities, Inc. and UBS Securities LLC may, in their sole discretion, release all or some of the securities from these lock-up agreements.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Stock Exchange Listing

        Our Series A preferred stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange under the symbol "IPG PrA". Our common stock into which our Series A preferred stock are convertible is listed on the New York Stock Exchange under the symbol "IPG."

Price Stabilization, Short Positions

        In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Series A preferred stock including:

  •
  stabilizing transactions;

  •
  short sales;

  •
  purchases to cover positions created by short sales;

  •
  imposition of penalty bids; and

  •
  syndicate covering transactions.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our Series A preferred stock while this offering is in progress. These transactions may also include making short sales of our Series A preferred stock, which involves the sale by the underwriters of a greater number of shares of Series A preferred stock than they are required to purchase in this offering. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount.

        The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares of Series A preferred stock in the open market. In making this determination, the underwriters will consider, among other things, the price of shares of Series A preferred stock available for purchase in the open market as compared to the price at which they may purchase shares of Series A preferred stock through the over-allotment option.

        Naked short sales are in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of Series A preferred stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A preferred stock in the open market that could adversely affect investors who purchased in this offering.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of Series A preferred stock sold by or for the account of that underwriter in stabilizing or short covering transactions.

        As a result of these activities, the price of our Series A preferred stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        Prior to this offering, there has been no public market for our Series A preferred stock. No assurance can be given as to the development or liquidity of any trading market in our Series A preferred stock. If an active market does not develop, the market price and liquidity of our Series A preferred stock may be adversely affected.

Other Relationships

        The underwriters and their affiliates have provided and may provide from time to time in the future certain commercial banking, financial advisory and investment banking services in the ordinary course of their business for us for which they receive customary fees.

        Certain of the underwriters are taking part in a concurrent offering, by means of a separate prospectus supplement, of our common stock. Certain of the underwriters or their affiliates are lenders and/or agents under our revolving credit facilities, as well as certain committed and uncommitted lines of credit and as such, may receive repayment of any amounts outstanding, from time to time, under these facilities or lines of credit from the net proceeds of this and the concurrent offering (although we have no current intention to repay any amounts so outstanding from the net proceeds of this and the concurrent offering). See "Use of Proceeds." In addition, certain of the underwriters have acted as initial purchasers in prior offerings of our debt securities. They have received customary fees and commissions for these transactions.

LEGAL MATTERS

        The validity of the Series A preferred stock and the common stock issuable upon conversion of the Series A preferred stock will be passed upon for us by Nicholas J. Camera, Esq., Senior Vice President, General Counsel and Secretary of Interpublic and by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Shearman & Sterling LLP, New York, New York, will pass upon certain legal matters relating to the Series A preferred stock and the common stock for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http: //www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        This prospectus "incorporates by reference" information that we have filed with the SEC under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those documents. Information contained in any subsequently filed document, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents listed below (filed under SEC File Number 001-06686) and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 9 or 12 of Form 8-K), until the termination of the offering of securities offered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002 (Film Number 03625573);

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  Our Quarterly Reports on Form 10-Q or 10-Q/A for the quarters ended March 31, 2003 (Film Numbers 03703335 and 031043015), June 30, 2003 (Film Numbers 03845132 and 031043020) and September 30, 2003 (Film Numbers 031002857 and 031043023); and

  •
  Our Current Reports on Form 8-K or 8-K/A (other than information furnished under Items 9 or 12 of Form 8-K) filed January 16, 2003 (Film Number 03515791), January 17, 2003 (Film Number 03518395), February 12, 2003 (Film Number 03555480), February 28, 2003 (Film Number 03586341), March 7, 2003 (Film Number 03596932), March 11, 2003 (Film Number 03599801), March 18, 2003 (Film Number 03607631), April 9, 2003 (Film Number 03643899), May 8, 2003 (Film Number 03688534), June 18, 2003 (Film Number 03748904), July 2, 2003 (Film Number 03772329), July 24, 2003 (Film Number 03800476), August 12, 2003 (Film Number 03838236), August 14, 2003 (Film Number 03843258), August 20, 2003 (Film Number 03858341), September 9, 2003 (Film Number 03887907), September 10, 2003 (Film Number 03889049), November 12, 2003 (Film Number 03995005), November 21, 2003 (Film Number 031018021), December 1, 2003 (Film Number 031030694), December 5, 2003 (Film Number 031040777) and December 8, 2003 (Film Number 031043026).

        You may request a copy of these filings at no cost, by writing or telephoning our subsidiary, Financial Relations Board, at the following address:

Financial Relations Board
640 Fifth Avenue, 5th Floor
New York, New York 10019
Attn: Julie Tu
(212) 445-8456

        The above SEC filings are also available to the public on our website at www.interpublic.com. (We have included our website address as an inactive textual reference and do not intend it to be an active link to our website. Information on our website is not part of this prospectus.)

PROSPECTUS

$1,800,000,000

The Interpublic Group of Companies, Inc.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Stock Warrants
Debt Securities Warrants
Stock Purchase Contracts
Stock Purchase Units

        We may offer and sell the following securities from time to time in one or more offerings:

  •
  common stock,

  •
  preferred stock,

  •
  depositary shares,

  •
  debt securities,

  •
  stock warrants,

  •
  debt securities warrants,

  •
  stock purchase contracts, and

  •
  stock purchase units.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The prospectus supplement may update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

        Investing in the securities involves risks. See "Risk Factors" beginning on page 3 of this prospectus. See also "Special Note Regarding Forward-Looking Statements and Other Factors" on page 11 of this prospectus.

        The securities may be offered directly or to or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 20, 2003.

About this Prospectus	2
Risk Factors	3
Where You Can Find More Information	10
Special Note Regarding Forward-Looking Statements And Other Factors	11
Ratio of Earnings to Fixed Charges	12
Price Range of Common Stock and Dividend Policy	13
Use of Proceeds	14
Interpublic	15
Description of Debt Securities	19
Description of Preferred Stock and Depositary Shares	31
Description of Common Stock	32
Description of Warrants	34
Description of Stock Purchase Contracts and Stock Purchase Units	36
Book-Entry Procedures	37
Plan of Distribution	40
Validity of Securities	41
Experts	41

        We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement (No. 333-109384) that we filed with the United States Securities and Exchange Commission, or the "SEC." By using this shelf registration statement, we may sell up to $1,800,000,000 aggregate initial offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. Those terms may vary from the terms described in this prospectus. As a result, the summary descriptions of the common stock, preferred stock, depositary shares, debt securities, stock warrants, debt securities warrants, stock purchase contracts and stock purchase units in this prospectus are subject, and qualified by reference, to the descriptions of the particular terms of any securities contained in the related prospectus supplement. The supplement may also add, update or change other information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any related supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information we provide or incorporate by reference in this prospectus and the applicable prospectus supplement, and in any pricing supplement. We have not authorized anyone to provide you with different or additional information. We are offering to sell the securities offered by this prospectus, and seeking offers to buy these securities, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of the securities.

        Unless otherwise indicated, all references in this prospectus to the "Corporation," "Registrant," "we," "our" or "Interpublic" refers to The Interpublic Group of Companies, Inc. and its subsidiaries.

RISK FACTORS

        You should consider carefully the following risks in addition to all the other information included or incorporated by reference in this prospectus, including the Special Note Regarding Forward-Looking Statements and Other Factors, before deciding to invest in the securities.

        Our revenues have declined and are susceptible to further declines as a result of adverse economic and political developments.

        An unfavorable economic and uncertain global political environment has resulted in reduced demand for our services. During past recessionary periods, our clients have looked to their advertising and marketing budgets for the quickest cuts in connection with implementation of their cost controls. In 2002, our worldwide revenues declined 9.7% as compared with 2001. In the first nine months of 2003, our revenues increased by 0.9% from the nine months ended September 30, 2002, as the benefit of higher foreign exchange rates masked a revenue decline of 3.4% on a constant currency basis. We anticipate for the remainder of 2003 continued weakness in demand for advertising and marketing services. If the economy remains weak, or weakens further, or in the event of adverse political or economic developments, including in connection with hostilities in the Middle East or elsewhere or terrorist attacks or in connection with major epidemics such as severe acute respiratory syndrome, or SARS, our results of operations are likely to be further adversely affected.

        We may be required to recognize additional impairment charges and changes in valuation allowances.

        We periodically evaluate the realizability of all of our long-lived assets (including goodwill and fixed assets), investments and deferred tax assets. As of September 30, 2003 we had approximately $3.3 billion of intangibles on our balance sheet, approximately $371 million in investments in less-than-majority-owned affiliates and approximately $652 million of deferred tax assets. Future events, including our financial performance and strategic decisions we make, could cause us to conclude that impairment indicators exist and that the asset values associated with these asset categories may have become impaired. Any resulting impairment loss would have an adverse impact on our reported earnings in the period in which the charge is recognized.

        In 2002, we recorded impairment charges of $127.1 million ($89.7 million, net of tax), including $33.0 million of fixed asset and capital expenditure write-offs, $82.1 million of goodwill impairment and $12.0 million to record the fair value of an associated put option, related to Motorsports, one of the operations of The Interpublic Sports & Entertainment Group. During the nine months ended September 30, 2003, we recorded charges of $244.8 million related to the impairment of long-lived assets at both our Octagon and Motorsports businesses, investment impairment charges of $42.2 million relating principally to international investments that had been determined to have incurred an "other than temporary" impairment and $48.7 million in charges to increase the Company's valuation allowance against deferred tax assets. The remaining book value of long-lived assets relating to Motorsports was $57.8 million as of September 30, 2003 and may be subject to further impairment charges depending upon the results of our exploration of strategic alternatives. In addition, Motorsports is contractually required to upgrade and improve some of its existing facilities over the next two years. The estimated capital expenditures relating to these operations that are currently considered impaired amount to approximately $24 million and will be subject to impairment charges as incurred.

        Any future impairment charge or changes in valuation allowances could adversely affect our financial condition and result in a violation of the financial covenants of our revolving credit facilities, which could trigger a default under those facilities and adversely affect our liquidity.

        Our revolving credit facilities allow for up to $300 million of non-cash, non-recurring goodwill or investment impairment charges to be taken between July 1, 2003 and September 30, 2004 (of which, as of September 30, 2003, we have recorded $250.7 million), as well as up to $70 million of non-cash, non-recurring impairment charges relating to the remaining book value of Motorsports and unlimited impairment charges relating to capital expenditures made since January 1, 2003 on behalf of Motorsports. Any charges in excess of these limits, or the recording of additional impairment charges not related to Motorsports, may adversely affect our compliance with the financial covenants of our revolving credit facilities.

        We will be incurring significant costs in the near term in connection with our planned restructuring program. The timing and ultimate amount of charges, and the savings we ultimately realize, may differ from what we currently expect.

        We are executing a restructuring program to reduce costs permanently through further headcount reductions and real estate consolidation. We currently expect to incur up to approximately $250 million of charges in connection with the restructuring program. Some of these charges will be incurred in periods ending after December 31, 2003. There is no guarantee that the timing and ultimate amount of charges we record, and the savings we ultimately realize, will not differ from what we currently expect. As of September 30, 2003, we have recorded $142.4 million of restructuring charges (of which $136.2 million were cash charges).

        The restructuring and related costs could adversely affect our financial condition and result in a violation of the financial covenants of our revolving credit facilities, which could trigger a default under those facilities and adversely affect our liquidity. The revolving credit facilities allow for up to $275 million of restructuring charges (of which up to $240 million may be cash charges) to be recorded in our financial statements through the fiscal quarter ending March 31, 2004. Any charges in excess of these limits, or the recording of restructuring charges in periods after March 31, 2004, may adversely affect our compliance with the financial covenants of our revolving credit facilities.

        We are exploring various options with respect to our motorsports commitments, some of which may involve a significant cash payment.

        We continue to have commitments under certain leasing and motorsports event contractual arrangements. As of September 30, 2003, we are committed to remaining payments under these arrangements of approximately $460 million. (This amount relates to undiscounted payments through 2015 principally under an executory contract and an operating lease and assumes payments over the maximum remaining term of the relevant agreements. This obligation has not been reduced by any future operating results to be generated from the arrangements.) We are continuing to explore various options with respect to these commitments, at least one of which may involve a cash payment. The amount of any such cash payment could be significant and would adversely impact our earnings in the period when incurred. We have obtained amendments of certain definitions contained in our revolving credit facilities to give us the flexibility to discharge these commitments. Any cash payments in excess of those permitted by these amendments would adversely affect our compliance with the financial covenants of our revolving credit facilities.

        Downgrades of our ratings could adversely affect us and the trading prices of our securities.

        On March 7, 2003, Standard & Poor's Ratings Services downgraded our credit rating to BB+. On May 14, 2003 Fitch Ratings downgraded our credit rating to BB+. Our current credit rating by Moody's Investors Services, Inc. is Baa3 with stable outlook; however, as reported by Moody's on May 8, 2003, this rating was placed on review for possible downgrade. In addition, our S&P and Fitch credit ratings are on negative outlook. We can give you no assurance that the credit ratings agencies will not take further adverse actions with respect to our ratings. Although the S&P and Fitch downgrades did not trigger, and a further ratings downgrade by any of the ratings agencies will not trigger, any acceleration of any of our indebtedness, these events may adversely affect our ability to access capital and would likely result in an increase in the interest rates payable under our two revolving credit facilities and future indebtedness. Any further downgrade could also negatively impact the market value of any securities we offer and sell under this prospectus.

        The loss of uncommitted lines of credit could adversely affect our liquidity.

        As of September 30, 2003, we had approximately $83.5 million outstanding under $731.7 million in uncommitted lines of credit. These borrowings are repayable upon demand. We use amounts available under the lines of credit, together with cash flow from operations, proceeds from the sale of NFO and cash on hand, to fund our working capital needs. If we lose all or a substantial portion of these lines of credit, we will be required to seek other sources of liquidity. If we are unable to replace these sources of liquidity, for example through access to the capital markets, our ability to fund our working capital needs will be adversely affected.

        We are still implementing our plan to improve our internal controls.

        In the fourth quarter of 2002, we announced that we had identified total charges of $181.3 million related to prior periods from January 1, 1997 through June 30, 2002 and restated our financial statements for these periods. Furthermore, on March 6, 2003, we announced that we had identified total charges of $165.7 million related to prior periods from January 1, 1997 through September 30, 2002, including amounts related to impairment charges and other adjustments with respect to Motorsports. We have since restated our financial statements for those periods. In addition, we were first informed in the third quarter of 2002 by our independent auditors that they had identified a "material weakness" (as defined under standards established by the American Institute of Certified Public Accountants) relating to the processing and monitoring of inter-company transactions, and senior management determined that this material weakness, together with other deficiencies associated with a lack of balance sheet monitoring, if unaddressed, could result in accounting errors in our consolidated financial statements. Concurrently with, and in response to, the restatement of our financial statements filed with the SEC in December 2002, we identified various changes to our accounting and internal control structure that we believed were necessary to help ensure that accounting errors, such as those underlying our restatements, do not arise in the future. Although we have implemented many of these changes, and we and our management have concluded that, taking into account these changes to date, our disclosure controls and procedures are effective to provide reasonable assurance of achieving their control objectives, some of the measures are still in the process of being implemented. If, notwithstanding this reasonable assurance, further restatements were to occur or other accounting-related problems emerge, we could face additional litigation exposure and greater scrutiny from the SEC in connection with the SEC investigation currently taking place. Any future restatements or other accounting-related problems may adversely affect our financial condition and would also likely negatively impact the market value of any securities we offer and sell under this prospectus.

        Pending litigation could have a material adverse effect on our financial condition.

        Shortly after we first announced, in August 2002, the restatement of our previously reported earnings, thirteen federal securities purported class actions were filed against us and eight of our present and former directors and officers by a purported class of purchasers of our stock. These lawsuits allege false and misleading statements to shareholders, including the alleged failure to disclose the existence of additional charges that would need to be expensed and the lack of internal financial controls, which allegedly resulted in an overstatement of our financial results during the period in question. Since that time, these lawsuits have been consolidated in the Southern District of New York and, in February 2003, we moved to dismiss the consolidated amended complaint. On May 29, 2003, our motion to dismiss was denied as to us and granted, in part, as to the present and former directors and officers named in the lawsuit. On June 30, 2003, we filed an answer to the consolidated amended complaint. On November 6, 2003, the court granted the plaintiffs' motion to certify the class. We intend to continue to deny all allegations and defend ourselves against these claims vigorously. Two purported class actions were also filed in state court by a purported class of former shareholders of True North Communications, Inc., who exchanged their shares of True North for the shares of our common stock in connection with our acquisition of True North in June 2001. These two lawsuits allege that we and the present and former directors and officers named in the lawsuits failed to disclose the existence of additional charges that should have been expensed and the lack of adequate internal financial controls. On September 10, 2003, the state court stayed these lawsuits. On September 24, 2003, plaintiffs filed a notice that they will appeal the stay. In addition to these lawsuits, we are defending a shareholders' derivative suit alleging a breach of fiduciary duty to our shareholders. The derivative action is now before the United States District Court for the Southern District of New York, and, on August 12, 2003, we moved to dismiss that complaint. Plaintiffs in all of these lawsuits seek unspecified damages. The outcomes of these proceedings are uncertain and their final resolution could have a material impact on our financial position, cash flows or results of operation. We are presently attempting to settle the litigations described above. We cannot give any assurances that these attempts will result in a settlement agreement, that any such agreement will receive the approval of the court or as to the amount or type of consideration that we might agree to pay in connection with any settlement.

        During the three months ended September 30, 2003, we recorded litigation charges of $127.6 million for various legal matters, including principally the matters discussed above. The principal amount of the charges relates to our current estimate of amounts that may be payable, which we currently believe would be paid primarily in shares of common stock.

        An ongoing SEC investigation regarding our accounting restatements could adversely affect us or the market value of the securities.

        Following our announcement in August 2002 of the restatement of our financial results for the periods from 1997 to June 2002, we were informed by the SEC that it was conducting an informal inquiry into the matters surrounding the restatement. In January 2003 we were informed by the SEC that it had issued a formal order of investigation with respect to these matters. While we are cooperating fully with the investigation, adverse developments in connection with the investigation, including any expansion of the scope of their investigation, could negatively impact the market value of any securities we offer and sell under this prospectus and could divert the efforts and attention of our management team from our ordinary business operations.

        Our revolving credit facilities with syndicates of banks restrict our ability to take some corporate actions, including making dividend payments.

        The current terms of our two revolving credit facilities with syndicates of banks restrict our ability to (1) make cash acquisitions or investments in excess of $100 million annually, (2) declare or pay dividends or repurchase shares of common stock in excess of $25 million annually and (3) make capital expenditures in excess of $175 million annually. They also limit the ability of our domestic subsidiaries to incur additional debt. Our future earnings performance will determine the permitted levels of share buybacks and dividend payments (currently the permitted level of dividend payments and share buybacks is $25 million annually). All limitations on dividend payments and share buybacks expire when earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit facilities, exceed $1.3 billion for four consecutive quarters. We paid no dividend in the first nine months of 2003. Our future dividend policy will be determined on a quarter-by-quarter basis, will depend on earnings, financial condition, capital requirements and other factors and will be subject to the restrictions under the amended revolving credit facilities.

        If our exploration of strategic alternatives for Motorsports does not result in a successful transaction, our stock price could be adversely affected.

        We are exploring strategic alternatives with respect to some or all of our Motorsports holdings. We can give you no assurance that our efforts with regard to these holdings will result in a successful transaction. Our stock price could be adversely affected if we are unable to conclude a transaction with respect to some or all of our Motorsports holdings.

        We may not realize all the benefits we expect from acquisitions we have made.

        The success of acquisitions depends on the effective integration of newly-acquired businesses into our current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract personnel and clients. Between January 2001 and September 2002, we completed 29 acquisitions, including the acquisition of True North Communications Inc. in June 2001. There can be no assurance that we will realize all the benefits we expect from our recent or future acquisitions.

        We compete for clients in a highly competitive industry.

        The advertising agency and other marketing communications and marketing services businesses are highly competitive. Our agencies and media services must compete with other agencies and with other providers of creative or media services which are not themselves advertising agencies, in order to maintain existing client relationships and to obtain new clients. The client's perception of the quality of an agency's "creative product," our reputation and the agency's reputation are, to a large extent, factors in determining our competitive position in the advertising agency business. An agency's ability to serve clients, particularly large international clients, on a broad geographic basis is also an important competitive consideration. On the other hand, because an agency's principal asset is its people, freedom of entry into the business is almost unlimited and quite small agencies are, on occasion, able to take all or some portion of a client's account from a much larger competitor.

        Size may limit an agency's potential for securing new business, because many clients prefer not to be represented by an agency that represents a competitor. Also, clients frequently wish to have different products represented by different agencies. Our ability to attract new clients and to retain existing clients may, in some cases, be limited by clients' policies on or perceptions of conflicts of interest. These policies can, in some cases, prevent one agency and, in limited circumstances, different agencies within the same holding company, from performing similar services for competing products or companies. In addition, these perceived conflicts, following an acquisition by us of an agency or company, can result in clients terminating their relationship with us or reducing the number or scope of projects for which they retain those agencies. Moreover, as a result of the True North acquisition and the resulting larger number of clients, we face a greater likelihood of conflicts with potential new clients in the future.

        If we fail to maintain existing clients or attract new clients, our business may be adversely impacted.

        Our business could be adversely affected if we lose or fail to attract key employees.

        Employees, including creative, research, media, account and practice group specialists, and their skills and relationships with clients, are among our most important assets. An important aspect of our competitiveness is our ability to retain key employee and management personnel. Compensation for these key personnel is an essential factor in attracting and retaining them, and there can be no assurances that we will offer a level of compensation sufficient to attract and retain these key personnel. If we fail to hire and retain a sufficient number of these key employees, we may not be able to compete effectively.

        We are subject to regulations that could restrict our activities or negatively impact our revenues.

        Advertising and marketing communications businesses are subject to government regulation, both domestic and foreign. There has been an increasing tendency in the United States on the part of advertisers to resort to the courts and industry and self-regulatory bodies to challenge comparative advertising on the grounds that the advertising is false and deceptive. Through the years, there has been a continuing expansion of specific rules, prohibitions, media restrictions, labeling disclosures and warning requirements with respect to the advertising for certain products. Representatives within government bodies, both domestic and foreign, continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising which, if successful, may have an adverse effect on advertising expenditures and consequently our revenues.

        International business risks could adversely affect our operations.

        International revenues represented 42% of our total revenues in 2002 and 43% of our total revenues in the first nine months of 2003. Our international operations are exposed to risks that affect foreign operations of all kinds, including, for example, local legislation, monetary devaluation, exchange control restrictions and unstable political conditions. These risks may limit our ability to grow our business and effectively manage our operations in those countries.

        The market price of our common stock and our earnings per share could be reduced if our 4.5% convertible senior notes were to be immediately convertible or if we were to issue additional equity or convertible securities.

        If the 20-consecutive-trading day average closing price of our common stock equals or exceeds $14.90 per share, holders of our 4.5% convertible senior notes due 2023 have the right to convert those notes into shares of our common stock. If all holders of the 4.5% notes were to convert their notes, we would have to issue approximately 64.4 million additional shares of common stock, which would result in substantial dilution to the equity interests of holders of our common stock, including investors who purchase our common stock or securities convertible into our common stock under this registration statement. Public resales of our common stock following conversions of the 4.5% notes or other convertible securities could depress the prevailing market price of our common stock. Even prior to the time of actual conversions of the 4.5% notes, the perception of a significant market "overhang" resulting from the existence of our obligation to honor the conversions, as well as any perception of market overhang resulting from our ability to issue equity, convertible debt or preferred stock or similar securities under this registration statement, could depress the market price of our common stock. Furthermore, we have recorded litigation charges of $127.6 million relating to our current estimates of amounts that may be payable in connection with various legal matters. We currently believe these amounts would be paid primarily in shares of our common stock, which would also result in dilution to the equity interests of the holders of our common stock. Finally, for purposes of calculating diluted earnings per share, if the 20-consecutive-trading-day average closing price of our common stock equals or exceeds $14.90 per share, accounting rules require us to assume conversion of all outstanding 4.5% notes for each of the days in the reporting period for which the average closing price per share equals or exceeds that level, which could reduce our earnings per share for that period.

        Changes in the financial and credit markets could adversely affect the market price of the securities.

        The market price of the securities will be based on a number of factors, including:

  •
  the prevailing interest rates being paid by companies similar to us and

  •
  the overall condition of the financial and credit markets.

        The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price of the securities.

        We are a holding company and debt securities will effectively be subordinated to all of our subsidiaries' existing and future indebtedness.

        Substantially all of our operations are conducted through our subsidiaries. As a result, our cash flow and our consequent ability to service our debt, including debt securities sold under this registration statement, depends in large part upon our subsidiaries' cash flows. Additionally, except to the extent we may be a creditor with recognized claims against our subsidiaries, the claims of creditors of our subsidiaries will have priority, with respect to the assets and earnings of our subsidiaries, over claims of our direct creditors, including holders of debt securities. Furthermore, on August 15, 2003 a number of our U.S. subsidiaries guaranteed our two revolving credit facilities with syndicates of banks. The claims of the beneficiaries of this guaranty will also have priority, with respect to the assets and earnings of these subsidiaries, over claims of our direct creditors, including holders of debt securities.

        An active trading market for the securities may not develop.

        Prior to the offering of securities (other than our common stock) under this registration statement, there will not be a trading market for those securities. Although any underwriters to be engaged in the sale of securities under this registration statement may advise us that they intend to make a market in the securities, they may not be obligated to do so and may discontinue market-making activities at any time without notice. In addition, any market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. We cannot assure you that any market for the securities will develop or be sustained. If an active market is not developed or sustained, the market price and liquidity of the securities may be adversely affected.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov, and at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        This prospectus "incorporates by reference" information that we have filed with the SEC under the Securities Exchange Act of 1934. This means that we are disclosing important information to you by referring you to those documents. Information contained in any subsequently filed document, to the extent it modifies information in this prospectus or in any document incorporated by reference in this prospectus, will automatically update and supersede the information originally in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the following documents listed below (filed under SEC File Number 001-06686) and any future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 9 or 12 of Form 8-K), until the termination of the offering of securities offered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2002 (Film Number 03625573);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (Film Number 03703335), June 30, 2003 (Film Number 03845132) and September 30, 2003 (Film Number 031002857); and

  •
  Our Current Reports on Form 8-K or 8-K/A (other than information furnished under Items 9 or 12 of Form 8-K) filed January 16, 2003 (Film Number 03515791), January 17, 2003 (Film Number 03518395), February 12, 2003 (Film Number 03555480), February 28, 2003 (Film Number 03586341), March 7, 2003 (Film Number 03596932), March 11, 2003 (Film Number 03599801), March 18, 2003 (Film Number 03607631), April 9, 2003 (Film Number 03643899), May 8, 2003 (Film Number 03688534), June 18, 2003 (Film Number 03748904), July 2, 2003 (Film Number 03772329), July 24, 2003 (Film Number 03800476), August 12, 2003 (Film Number 03838236), August 20, 2003 (Film Number 03858341), September 9, 2003 (Film Number 03887907), September 10, 2003 (Film Number 03889049) and November 12, 2003 (Film Number 03995005).

        You may request a copy of these filings at no cost, by writing or telephoning our subsidiary, Financial Relations Board, at the following address:

Financial Relations Board
640 Fifth Avenue, 5th Floor
New York, New York 10019
Attn: Julie Tu
(212) 445-8456

        The above SEC filings are also available to the public on our website at www.interpublic.com. (We have included our website address as an inactive textual reference and do not intend it to be an active link to our website. Information on our website is not part of this prospectus.)

SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND OTHER FACTORS

        This document contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about our beliefs and expectations, particularly regarding recent business and economic trends, the impact of litigation, dispositions, impairment charges, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

        Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to, those associated with the effects of global, national and regional economic and political conditions, our ability to attract new clients and retain existing clients, the financial success of our clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, and the successful completion and integration of acquisitions which complement and expand our business capabilities.

        Our liquidity could be adversely affected if we are unable to access capital or to raise proceeds from asset sales. In addition, we could be adversely affected by developments in connection with the purported class actions and derivative suits that we are defending or the SEC investigation relating to the restatement of our financial statements. Our financial condition and future results of operations could also be adversely affected if we recognize additional impairment charges due to future events or in the event of other adverse accounting-related developments.

        At any given time we may be engaged in a number of preliminary discussions that may result in one or more acquisitions or dispositions. These opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by us. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any of these transactions may lead to increased volatility in the trading price of our securities.

        The success of recent or contemplated future acquisitions will depend on the effective integration of newly-acquired businesses into our current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

        Investors should evaluate any statements made by us in light of these important factors and the factors contained in the "Risk Factors" section.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges, as reported, has been adjusted to give effect to the disposition of NFO WorldGroup, Inc., ("NFO") on July 10, 2003. As a result of this disposition, the results of NFO have been reported as a discontinued operation for all periods presented. The ratio of earnings to fixed charges from continuing operations were as follows for the periods indicated:

		Years Ended December 31,
	Nine Months Ended September 30, 2003
		2002		2001	2000		1999		1998
Ratio of earnings to fixed charges	*	1.73	x	*	3.91	x	3.80	x	4.25	x

*
For the nine months ended September 30, 2003 and the year ended December 31, 2001, we had a deficiency of earnings to fixed charges. Results as reported would have required additional earnings of $392.5 million for the nine months ended September 30, 2003 and $586.4 million for the year ended December 31, 2001, respectively, to provide a one-to-one coverage ratio for those periods. The decline in the ratio of earnings to fixed charges subsequent to 2000 is due to lower income from operations, including restructuring- and merger-related charges (in 2001 and 2003), impairment charges (in 2001, 2002 and 2003) and litigation charges (in 2003), as compared to prior periods.

        In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings from continuing operations before income taxes, income applicable to minority interests and equity in net income (loss) of unconsolidated affiliates, plus fixed charges. Fixed charges are the sum of interest on indebtedness, amortization of debt discount and expense and that portion of net rental expense deemed representative of the interest component.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

        Our common stock is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "IPG." The following table provides, for the calendar quarters indicated, the high and low closing sales prices per share on the NYSE for the periods shown below as reported on the NYSE and dividends per share paid during those periods. The last reported sale price for our common stock on the NYSE on November 18, 2003 was $14.69 per share.

	NYSE Sale Price
			Dividends on Common Stock
	High	Low
Period
2000:
First Quarter	$55.56	$37.00	$	..085
Second Quarter	48.25	38.00		..095
Third Quarter	44.62	33.50		..095
Fourth Quarter	43.75	33.06		..095
2001:
First Quarter	47.19	32.50		..095
Second Quarter	38.85	27.79		..095
Third Quarter	30.46	19.30		..095
Fourth Quarter	31.00	19.50		..095
2002:
First Quarter	34.56	27.20		..095
Second Quarter	34.89	23.51		..095
Third Quarter	24.67	13.40		..095
Fourth Quarter	17.05	11.25		..095	(1)
2003:
First Quarter	15.38	8.01		—	(1)
Second Quarter	14.55	9.30		—	(1)
Third Quarter	15.44	12.94		—	(1)
Fourth Quarter (through November 18, 2003)	$16.41	$13.55		—	(1)

(1)
Dividend declared on November 1, 2002 was in respect of third quarter 2002 results. No dividend in respect of fourth quarter 2002 results was declared. No dividend has subsequently been declared.

        As of November 14, 2003, there were approximately 21,635 registered holders of our common stock.

Dividend Policy

        We paid no dividend in the first nine months of 2003. Our future dividend policy will be determined on a quarter-by-quarter basis and will depend on earnings, financial condition, capital requirements and other factors. It will also be subject to the restrictions under the amended revolving credit facilities with syndicates of banks, which limit our ability to declare or pay dividends. Under these facilities, our future earnings performance will determine the permitted levels of dividend payments (currently the permitted level of dividend payments and share buybacks is $25 million annually) and all limitations on dividend payments expire when earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit facilities, exceed $1.3 billion for four consecutive quarters.

USE OF PROCEEDS

        Unless stated otherwise in an accompanying prospectus supplement, the net proceeds from the sale of common stock, depositary shares, preferred stock, debt securities, stock warrants, debt securities warrants, stock purchase contracts and stock purchase units described in this prospectus will be used by us for general and other corporate purposes, which may include:

  •
  repayment of long-term and short-term indebtedness;

  •
  working capital;

  •
  securities repurchase programs;

  •
  financing of cash contingent liabilities;

  •
  investments in, or extensions of credit to, our subsidiaries; and

  •
  financing of possible acquisitions.

        When a particular series of securities is offered, the applicable prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in short-term marketable securities.

INTERPUBLIC

        Interpublic is a group of advertising and specialized marketing and communication services companies that together represent one of the largest resources of advertising and marketing expertise in the world. With offices and other affiliations in more than 130 countries, we had revenues of approximately $5.7 billion and net income of approximately $99.5 million in 2002.

Advertising and Specialized Marketing and Communications Services Businesses

        In the last five years, we have grown to become one of the world's largest groups of global marketing services companies, providing our clients with communications and marketing expertise in three broad areas:

  •
  Advertising, which includes advertising and media management;

  •
  Marketing Communications, which includes direct marketing, database management and customer relationship management, public relations, sales promotion, event marketing, on-line marketing, corporate and brand identity, brand consultancy and healthcare marketing; and

  •
  Marketing Services, which includes sports and entertainment marketing, corporate meetings and events, retail marketing and other marketing and business services.

        We seek to be the best in quality and a leading competitor in all of these areas.

        We are currently organized into four global operating groups. Three of these groups, McCann-Erickson WorldGroup ("McCann"), The FCB Group and The Partnership, provide a comprehensive array of global communications and marketing services. Each offers a distinctive range of solutions for our clients. The fourth global operating group, The Interpublic Sports & Entertainment Group, focuses on sports marketing and event planning activities. In addition to these groups, Interpublic also includes a group of leading stand-alone companies that provide their clients with a full range of advertising and/or marketing communications services.

        We believe this organizational structure allows us to provide comprehensive solutions for clients, enables stronger organic growth among all our operating companies and allows us to bring improved operating efficiencies to our organization.

        A brief description of our current four global operating groups follows:

        McCann-Erickson WorldGroup was founded on the global strength and quality of McCann, one of the world's leading advertising agencies. It includes companies spanning advertising, media, customer relationship management, events, sales promotion, public relations, on-line marketing communications and healthcare communications. Launched in late 1997, McCann-Erickson WorldGroup has expanded rapidly to become one of the world's leading networked marketing communications groups, now working with more than 25 key worldwide clients in three or more disciplines and with more than 40 U.S. clients in two or more disciplines. McCann-Erickson WorldGroup includes the following companies:

  •
  McCann-Erickson Worldwide (advertising),

  •
  Universal McCann Worldwide (media planning and buying),

  •
  MRM Partners Worldwide (direct marketing and customer relationship management),

  •
  Momentum Worldwide (entertainment, event and promotional marketing), and

  •
  Torre Lazur McCann Healthcare Worldwide (healthcare advertising and marketing).

        The FCB Group is a single global integrated network centered on Foote, Cone & Belding Worldwide and its advertising, direct marketing and sales promotion capabilities. This group also includes the following specialized services:

  •
  FCBi (direct and digital marketing),

  •
  Marketing Drive Worldwide (integrated promotional marketing),

  •
  R/GA (web design and development),

  •
  FCB HealthCare (healthcare marketing), and

  •
  The Hacker Group (customer acquisition direct marketing).

        The Partnership, a global, client-driven creative leader, is anchored on the quality advertising reputation of Lowe & Partners Worldwide. The Partnership provides collaboration across a global group of independently managed networks with creative and executional capabilities across all disciplines. The partners seek to preserve their uniqueness while creating the ability to interconnect seamlessly to better service clients. Partner companies include:

  •
  Lowe & Partners Worldwide (advertising),

  •
  Lowe Healthcare Worldwide (healthcare marketing),

  •
  Draft (direct and promotional marketing),

  •
  Zipatoni (promotional marketing),

  •
  Mullen (advertising), and

  •
  Dailey & Associates (advertising).

        The Interpublic Sports & Entertainment Group focuses on sports marketing and event planning activities. IPG Sports & Entertainment was formed during the second quarter of 2002 through a carve-out from our other operating groups of related operations. It includes:

  •
  Octagon (sports marketing),

  •
  Motorsports,

  •
  Jack Morton Worldwide, and

  •
  Entertainment PR (Bragman Nyman Cafarelli and PMK/HBH).

        We are currently evaluating the manner in which IPG Sports & Entertainment and its component parts are managed and reported.

        Independent Agencies.    Interpublic also includes a group of leading stand-alone companies that provide their clients with a full range of advertising and/or marketing communications services and partner with our global operating groups as needed. These include:

  •
  Campbell Ewald,

  •
  Deutsch,

  •
  Hill Holliday,

  •
  The Martin Agency,

  •
  Carmichael-Lynch,

  •
  Gotham,

  •
  MAGNA Global (advertising media negotiations and television program development),

  •
  Weber Shandwick Worldwide, Golin/Harris International and DeVries Public Relations (public relations), and

  •
  Initiative Media (media planning and buying).

        In addition to domestic operations, we provide services for clients whose business is international in scope as well as for clients whose business is restricted to a single country or a small number of countries. Revenue for 2002 and 2001 is presented below by major geographic area:

	Year Ended December 31,
	2002	2001
	(in millions)
United States	$3,313.6	$3,708.0
International
United Kingdom	584.5	615.8
All other Europe	986.8	1,024.6
Asia Pacific	384.7	439.0
Latin America	266.4	345.6
Other	201.5	219.7

Total International	2,423.9	2,644.7

Total Consolidated	$5,737.5	$6,352.7

Sources of Revenue

        We generate revenue from planning, creating and placing advertising in various media and from planning and executing other communications or marketing programs. Historically, the commission customary in the industry was 15% of the gross charge ("billings") for advertising space or time; more recently, lower commissions have been negotiated, but often with additional incentives paid for better performance. For example, an incentive component is frequently included in arrangements with clients based on improvements in an advertised brand's awareness or image, or increases in a client's sales or market share of the products or services being advertised. Under commission arrangements, media bill us at their gross rates. We bill these amounts to our clients, remit the net charges to the media and retain the balance as our commission. Many clients, however, prefer to compensate us on a fee basis, under which we bill our client for the net charges billed by the media plus an agreed-upon fee. These fees usually are calculated to reflect our hourly rates and out-of-pocket expenses incurred on behalf of clients, plus proportional overhead and a profit mark-up.

        Like other agencies, we are primarily responsible for paying the media with respect to firm contracts for advertising time or space placed on behalf of our clients. Our practice generally is to pay media charges only once we have received funds from our clients, and in some instances we agree with the media that we will be solely liable to pay the media only after the client has paid us for the media charges. We make serious efforts to reduce the risk from a client's nonpayment including by generally carrying out credit clearances and requiring in some cases payment of media in advance.

        We also receive commissions from clients for planning and supervising work done by outside contractors in connection with the physical preparation of finished print advertisements and the production of television and radio commercials and other forms of advertising. This commission is customarily 17.65% of the outside contractor's net charge, which is the same as 15.0% of the outside contractor's total charges including commission. With the increasing use of negotiated fees, the terms on which outstanding contractors' charges are billed are subject to wide variations and even include, in some instances, the replacement of commissions with negotiated flat fees.

        We also derive revenue from other activities, including the planning and placement in media of advertising produced by unrelated advertising agencies; the maintenance of specialized media placement facilities; the creation and publication of brochures, billboards, point of sale materials and direct marketing pieces for clients; the planning and carrying out of specialized marketing research; the management of public relations campaigns; the creation and management of special events, meetings and shows at which clients' products are featured; and the design and implementation of interactive programs for special marketing needs.

Clients

        The five clients that made the largest revenue contribution in 2002 accounted individually for approximately 1.8% to 8.1% of our revenue and in the aggregate accounted for approximately 16.4% of our revenue. Twenty of our clients accounted for approximately 29% of our revenue. Based on revenue, as of December 31, 2002, our largest clients included Coca-Cola, General Motors Corporation, Johnson & Johnson, Nestle and Unilever. While the loss of the entire business of one of our largest clients might have a material adverse effect upon our business, we believe that it is very unlikely that the entire business of any of these clients would be lost at the same time, because we represent several different brands or divisions of each of these clients in a number of geographical markets in each case through more than one of our agency systems.

        Representation of a client rarely means that we handle advertising for all brands or product lines of the client in all geographical locations. Any client may transfer its business from an agency within our company to a competing agency, and a client may reduce its marketing budget at any time.

        Our agencies have written contracts with many of their clients. As is customary in the industry, these contracts provide for termination by either party on relatively short notice, usually 90 days but sometimes shorter or longer. In 2002, however, 21% of revenue was derived from clients that had been associated with one or more of our agencies or their predecessors for 20 or more years.

DESCRIPTION OF DEBT SECURITIES

        We may issue senior or subordinated debt securities. The senior debt securities, which will constitute part of our senior debt and will rank equally with all of our other senior unsecured and unsubordinated debt, will be issued under an indenture between us and The Bank of New York, as trustee. We refer to this indenture, as it may be amended or supplemented from time to time, as the "senior debt indenture." The subordinated debt securities will be issued under a separate indenture between us and The Bank of New York, as trustee. We refer to this indenture, as it may be amended or supplemented from time to time, as the "subordinated debt indenture." The subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, as set forth in the subordinated debt indenture. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate into this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. We refer to the senior debt indenture and the subordinated debt indenture individually as an "indenture" and collectively as the "indentures." In this section, the terms "we," "us" and "Interpublic" refer solely to The Interpublic Group of Companies, Inc. and not its subsidiaries.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. For further information, you should read the indentures. The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part, and are available as set forth under "Where You Can Find More Information." The indentures are substantially identical, except for the provisions relating to our negative pledge and the limitations on sale and lease-back covenants, which are included in the senior debt indenture only, and to the subordination provisions, which are included in the subordinated debt indenture only.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  (1)
  the title of the series of debt securities;

  (2)
  whether the debt securities are senior debt securities or subordinated debt securities or any combination of the two;

  (3)
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  (4)
  the date or dates on which principal and any premium on the debt securities will be payable or the method of determination of principal and any premium;

  (5)
  the rate or rates at which the debt securities will bear any interest or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  (6)
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

  (7)
  the place or places where the debt securities may be exchanged or transferred;

  (8)
  the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

  (9)
  the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  (10)
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  (11)
  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal and any premium and interest on the debt securities will or may be payable, or in which the debt securities will be denominated, and any particular related provisions;

  (12)
  if we or a holder may elect that payments of principal of or any premium or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which these payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to these payments will be determined, and any particular related provisions;

  (13)
  if the amount of payments of principal of and any premium and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  (14)
  if any series of debt securities is not subject to our right to defeasance and discharge or covenant defeasance;

  (15)
  the period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which we may redeem the debt securities;

  (16)
  any provisions for the conversion or exchange of debt securities;

  (17)
  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  (18)
  any changes or additions to events of default or covenants set forth in the indenture with respect to the debt securities;

  (19)
  whether the subordination provisions summarized below or different subordination provisions, including a different definition of "senior indebtedness" will apply to any debt securities that are subordinated debt securities;

  (20)
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  (21)
  if we will issue the debt securities in whole or in part in the form of global securities, the terms of the issuance; and

  (22)
  any other terms of the debt securities.

        The debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount. Original issue discount securities will bear no interest or will bear interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any United States federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for that purpose in New York and at any other office or agency maintained for that purpose. In the absence of any provisions to the contrary with respect to any series of debt securities, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by us to a paying agent for the payment of principal of and any premium or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, provided notice of unclaimed funds has been published in a publication of general circulation, and afterwards the holder of the debt security may look only to us for payment of those amounts.

        In the event of any redemption, notice shall be delivered to each holder of debt securities to be redeemed 30 to 60 days prior to redemption. We will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Subordination of Debt Securities

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness. The subordinated debt indenture defines senior indebtedness as obligations of, or guaranteed or assumed by, us for:

  •
  borrowed money;

  •
  bonds, debentures, notes or other securities issued under the provisions of an indenture or similar instruments; and

  •
  amendments, renewals, deferrals, extensions, modifications and refundings of any of, or bonds, debentures, notes or other evidences of indebtedness for borrowed money issued in exchange for, that indebtedness or of those obligations.

        Nonrecourse obligations, the subordinated debt securities and any other obligations specifically designated as being subordinate in right of payment to senior indebtedness and indebtedness and advances among us and our direct and indirect subsidiaries are not senior indebtedness under the subordinated debt indenture.

        Unless otherwise provided in the applicable prospectus supplement, the subordination provisions of the subordinated debt indenture will apply to subordinated debt securities. The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, or provision has been made to make these payments in full, no payment of principal of, or any premium or interest on, any subordinated debt securities may be made in the event:

  •
  of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or a substantial part of our property; or

  •
  that (a) a default has occurred in the payment of principal, any premium, interest or other monetary amounts due and payable on any senior indebtedness or (b) there has occurred any other event of default concerning senior indebtedness, that permits the holder or holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, with notice or passage of time, or both, and that event of default has continued beyond any applicable grace period and that event of default has not been cured or waived or has not ceased to exist.

        Senior debt securities are our general unsecured obligations and rank senior in right of payment to all our existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the senior debt securities. Senior debt securities rank equally in right of payment with all our other existing and future unsecured indebtedness that is not so subordinated. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered under this registration statement, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, except to the extent that we are ourselves a creditor with recognized claims against the subsidiary. Furthermore, on August 15, 2003, a number of our U.S. subsidiaries guaranteed our two revolving credit facilities with syndicates of banks. The claims of the beneficiaries under this guaranty will have priority, with respect to the assets and earnings of these subsidiaries, over claims of our direct creditors, including holders of debt securities.

Covenants

        Except as described in this sub-section or as otherwise provided in the applicable prospectus supplement with respect to any series of debt securities, we are not restricted by the indentures from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indentures do not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indentures do not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, for example a highly leveraged transaction.

        Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the senior debt indenture, which are summarized below, will be applicable to the series of senior debt securities to which the prospectus supplement relates so long as any of the senior debt securities of that series are outstanding. None of the covenants summarized below will be applicable to any series of subordinated debt securities unless noted in the applicable prospectus supplement.

        Limitation on Liens.    If we or our majority-owned subsidiaries that meet the requirements of a "restricted subsidiary" under the senior debt indenture incur any indebtedness for borrowed money secured by an interest in or lien on any of our assets or those of any "restricted subsidiary," we are required to secure the then-outstanding senior debt securities equally and ratably with, or, at our option, prior to, this indebtedness. Under the senior debt indenture, a restricted subsidiary is any majority-owned subsidiary which meets any of the following conditions:

  •
  our and our other majority-owned subsidiaries' investments in and advances to the subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year;

  •
  our and our other majority-owned subsidiaries' proportionate share of the total assets, after intercompany eliminations, of the subsidiary exceed 10% of our total assets and those of our subsidiaries consolidated as of the end of the most recently completed fiscal year; or

  •
  our and our other majority-owned subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the subsidiary exceeds 10% of our income and that of our subsidiaries consolidated for the most recently completed fiscal year.

        We refer to any of our subsidiaries that meets any of these conditions as a "restricted subsidiary."

        The preceding provisions will not require us to secure the debt securities if the liens consist of either liens securing excepted indebtedness for borrowed money or any of the following:

  (1)
  liens on property or assets acquired or held by us or any of our restricted subsidiaries incurred to secure the payment of all or any part of the purchase price of the property or assets or to secure indebtedness for borrowed money incurred prior to, at the time of, or within 180 days after the acquisition for the purpose of financing all or any part of the purchase price, or liens existing on any property or assets at the time of its acquisition by us or any of our restricted subsidiaries, other than any liens created in contemplation of the acquisition that were not incurred to finance all or any part of the purchase price of the property or assets (so long as the liens do not extend to or cover any property or assets of any character other than the property or assets being acquired);

  (2)
  liens on property or assets of a person, including any entity, other than us or any of our restricted subsidiaries, existing at the time we or our restricted subsidiaries purchase or acquire the property or asset, so long as the liens were not created in contemplation of the purchase or other acquisition and do not extend to any property or assets other than those so purchased or otherwise acquired;

  (3)
  liens affecting property or assets of a person, other than us or any of our restricted subsidiaries, existing at the time the person merges into or consolidates with us or a restricted subsidiary or becomes a restricted subsidiary or at the time of sale, lease or other disposition of the property or assets as an entirety or substantially as an entirety to us or a restricted subsidiary, so long as the liens were not created in contemplation of the merger, consolidation or acquisition and do not extend to any property or assets other than those of the person so merged into or consolidated with, or acquired by, us or the restricted subsidiary;

  (4)
  liens to secure indebtedness for borrowed money owing by a restricted subsidiary to us or to a restricted subsidiary;

  (5)
  liens existing on the date of initial issuance of the debt securities of a particular series;

  (6)
  liens in favor of the United States or any of its states, territories or possessions, or the District of Columbia, or any department, agency, instrumentality or political subdivision of any of those political entities, to secure partial, progress, advance or other payments;

  (7)
  liens on any property to secure all or part of the cost of its alteration, repair or improvement or indebtedness for borrowed money incurred to provide funds for this purpose in a principal amount not exceeding the cost of the improvements or construction;

  (8)
  purchase money liens on personal property;

  (9)
  liens created in connection with a capitalized lease obligation, but only to the extent that those liens encumber property financed by that capitalized lease obligation and the principal component of that capitalized lease obligation is not increased;

  (10)
  liens on property arising in connection with a securities repurchase transaction;

  (11)
  liens, including judgment liens, arising in connection with legal proceedings, taxes, fees, assessments or other governmental charges, so long as those proceedings, taxes, fees, assessments or other governmental charges are being contested in good faith and, in the case of judgment liens, execution on the liens is stayed, and for which we have established any reserves required in accordance with generally accepted accounting principles, or GAAP;

  (12)
  carriers', warehousemen's, mechanics', landlords', materialmens', repairmens' or other similar liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or are being contested in good faith by appropriate proceedings diligently pursued, so long as

  •
  any proceedings commenced for the enforcement of the liens have been stayed or suspended within 30 days after their commencement, and

  •
  provision for the payment of the liens has been made on our books to the extent required by GAAP;

  (13)
  easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the underlying property or interfere with the ordinary conduct of our business or that of any restricted subsidiary;

  (14)
  pledges or deposits to secure obligations under workers' compensation laws or other similar legislation, other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or to secure public or statutory obligations;

  (15)
  liens securing the performance of, or payment in respect of, bids, tenders, government contracts, other than for the repayment of borrowed money, surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

  (16)
  any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of the lessor or sublessor may be subject that is incurred in the ordinary course of business;

  (17)
  extensions, renewals, refinancings or replacements of any lien referred to in the above items, so long as the lien does not extend to or cover any of our property or that of the applicable restricted subsidiary, as the case may be, other than the property specified in these items and improvements to that property;

  (18)
  any contractual right of set-off or any contractual right to charge or contractual security interest in or lien on our accounts or the accounts of any of our restricted subsidiaries to effect the payment of amounts to a depositary institution whether or not due and payable in respect of any indebtedness for borrowed money or financing arrangement and any other lien arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

  (19)
  liens arising in the ordinary course of banking transactions and securing indebtedness for borrowed money in an aggregate amount of not more than $15,000,000 that matures not more than one year after the date on which it is originally incurred;

  (20)
  any liens on assets of our subsidiaries organized outside of the United States in favor of lenders under short-term working capital lines of credit entered into in the ordinary course of business; and

  (21)
  any liens arising out of an interest bearing cash deposit account to be established and maintained by the agent for the lenders under our 364-day credit agreement with a syndicate of banks.

        We refer to the liens described above as "permitted liens."

        Limitations on Sale and Lease-Back Transactions.    We and our restricted subsidiaries will not sell or transfer any assets with the intention of entering into a lease of the assets for a term of more than three years unless:

  •
  the assets have not been owned by us or any of our restricted subsidiaries or have not been in full operation for more than one year prior to the sale or transfer;

  •
  we or the restricted subsidiary could incur indebtedness for borrowed money secured by a lien on the assets at least equal in amount to the "attributable debt" (as defined below) with respect to the transaction without equally and ratably securing the debt securities under the limitation on liens in the indenture;

  •
  we apply an amount equal to the value of those assets within 180 days of the sale of those assets

  (a)
  to the defeasance or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or by way of payment at maturity, of debt securities or other indebtedness for borrowed money incurred by us or a restricted subsidiary that matures more than one year after the creation of the indebtedness, or

  (b)
  to the purchase, construction or development of other property; or

  •
  the transaction is between us and any of our restricted subsidiaries.

        The term "attributable debt" means, with respect to any sale and lease-back transaction, at the time of determination, the lesser of:

  •
  the fair market value of the property subject to the transaction, as determined in good faith by our board of directors;

  •
  the present value, discounted at the lease's identified or implicit rate of interest, if determinable, of the total net amount of rent (as defined below) required to be paid under the lease during the remaining term of the lease, including any renewal term or period for which the lease has been extended; or

  •
  if the obligation with respect to the sale and lease-back transaction constitutes an obligation that we must classify and account for as a capitalized lease for financial reporting purposes in accordance with GAAP, the amount equal to the capitalized amount of the obligation determined in accordance with GAAP and included in the financial statements of the lessee.

The term "rent" does not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (a) the net amount determined assuming termination upon the first date the lease may be terminated, in which case the net amount will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first day upon which it may be so terminated and (b) the net amount determined assuming no termination.

        Excepted Indebtedness.    Notwithstanding the limitations on liens and sale and lease-back transactions described above, and without limiting our or any restricted subsidiary's ability to issue, incur, create, assume or guarantee indebtedness for borrowed money secured by permitted liens, we or any restricted subsidiary will be permitted to incur indebtedness for borrowed money secured by a lien or may enter into a sale and lease-back transaction, in either case, without regard to the restrictions contained in the preceding two paragraphs entitled "Limitations on Liens" and "Limitations on Sale and Lease-Back Transactions," if at the time the indebtedness for borrowed money is incurred and after giving effect to this indebtedness, the sum of (a) the aggregate principal amount of all indebtedness for borrowed money secured by liens, other than permitted liens, or, if less, the fair market value of the property subject to the lien, as determined in good faith by our board of directors and (b) the attributable debt of all our sale and lease-back transactions, in each case not otherwise permitted in the preceding two paragraphs, does not exceed 15% of:

  •
  our total assets and those of our majority-owned subsidiaries, including, without limitation, all items that are treated as intangibles in accordance with GAAP, less

  •
  our total liabilities and those of our majority-owned subsidiaries, including, without limitation, all deferred taxes,

in each case determined on a consolidated basis and in accordance with GAAP (but without giving effect to any cumulative translation adjustments, whether positive or negative).

Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless

  •
  we are the continuing corporation or the person, if other than us, formed by the consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation organized and existing under the laws of the United States, any of its states or the District of Columbia and expressly assumes our obligations under the debt securities and each indenture; and

  •
  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If we consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and afterwards, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

  •
  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

  •
  default in the payment of principal of or premium on any debt security of that series when due and payable;

  •
  default in the deposit of any sinking fund payment on that series when due;

  •
  failure to comply in any material respect with any of our other covenants, agreements or warranties contained in the indenture for a period of 60 days after notice to us by the trustee or by the holders of at least 25% in principal amount of the debt securities of that series;

  •
  occurrence of an event of default within the meaning of another mortgage, indenture or debt instrument under which there may be issued, or by which there may be secured or evidenced, any of our indebtedness for borrowed money, other than the debt securities of that series, whether the indebtedness now exists or shall hereafter be incurred, in an amount in excess of $20,000,000 and which results in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and we have not cured the default in payment or the acceleration is not rescinded or annulled within 10 days after written notice to us from the trustee (if the event be known by it) or to us and to the trustee from the holders of at least 25% in principal amount of the outstanding debt securities of that series; provided, however, that if, prior to a declaration of acceleration of the maturity of the debt securities of that series or the entry of judgment in favor of the trustee in a suit pursuant to the applicable indenture, the default has been remedied or cured by us or waived by the holders of the indebtedness, then the event of default will be deemed likewise to have been remedied, cured or waived; and

  •
  occurrence of an event of bankruptcy, insolvency or reorganization with respect to us and our restricted subsidiaries, as described in the applicable indenture.

        No event of default with respect to a particular series of debt securities, except as to those events involving bankruptcy, insolvency or reorganization with respect to us as described in the applicable indenture, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default beyond any grace period permitted under the indenture, the trustee or the holders of at least 25% in principal amount of the debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. In the case of an event of default resulting from events of bankruptcy, insolvency or reorganization with respect to us, the principal, or the specified portion of the principal, of and interest on all debt securities of that series will become immediately payable without any act on the part of the trustee or any holder of debt securities. Subject to conditions, the holders of a majority in principal amount of the debt securities of a series may rescind any acceleration of repayment and may waive past defaults, except a default in payment of the principal of and any premium and interest on any debt security of that series, payments to the trustee and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives satisfactory security or indemnity from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

  •
  the holders of at least 25% in principal amount of the debt securities of that series have made a written request, and offered indemnity reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the debt securities of that series a direction inconsistent with the request and has failed to institute the proceeding within 60 days;

it being understood and intended that no holder of any debt security who avails himself of the conditional right to seek a remedy, may disturb or prejudice the rights of any other holders of any series of debt securities.

        Despite the enforcement restrictions described above, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any payment.

        Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with the indenture.

Modification of the Indentures

        Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

  •
  to evidence the succession of another corporation and the assumption of our covenants under that indenture and the debt securities;

  •
  to add to our covenants for the benefit of the holders of debt securities or to the events of default or to surrender any of our rights or powers under the applicable indenture or to make other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

  •
  to cure any ambiguity, defect or inconsistency; and

  •
  for other purposes as described in each indenture.

        Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each affected series voting as a class, to add any provisions to or change or eliminate any of the provisions of the indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no amendment may:

  •
  change the maturity of the principal of or any premium on or any installment of principal or interest on any debt security;

  •
  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the redemption, repurchase or repayment of any debt security, or change the manner in which the amount of any of these items is determined;

  •
  reduce the amount of principal payable upon acceleration of maturity;

  •
  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

  •
  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults;

  •
  change our obligation with respect to the redemption provisions of the indenture in a manner adverse to the holder; or

  •
  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture, except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

        We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the holders of senior indebtedness then outstanding under the terms of that senior indebtedness.

Defeasance and Covenant Defeasance

        We may elect either:

  •
  to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we will refer to this discharge as "defeasance"), or

  •
  to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we will refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish this trust only if, among other things, we have delivered an opinion of counsel to the trustee to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Regarding the Trustee

        The Bank of New York will serve as trustee under both indentures.

        Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. However, if the trustee acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES

Description of Preferred Stock

        Pursuant to our certificate of incorporation, our board of directors has the authority, without further stockholder action, to issue up to 20,000,000 shares of preferred stock without par value in one or more series and on the terms and conditions determined by our board of directors. In connection with the creation of any class or series of preferred stock, our board of directors may specify the designation or title of the shares, its powers and preferences, any relative, participating, optional or other special rights and any qualifications, limitations or restrictions. If we offer preferred stock, the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

  •
  the number and designation or title of the shares;

  •
  any liquidation preference per share;

  •
  any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment), as well as the place or places of payment;

  •
  any voting rights,

  •
  any redemption, repayment or sinking fund provisions;

  •
  whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable (which could include any securities issued by us or any third party, including any of our affiliates), and the terms and conditions of conversion or exchange;

  •
  any additional rights, preferences, qualifications and limitations of the preferred stock.

        As of the date of this prospectus, there were no shares of our preferred stock outstanding.

        In this section, the terms "our" and "us" refer solely to The Interpublic Group of Companies, Inc. and not its subsidiaries.

Description of Depositary Shares

        We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC.

DESCRIPTION OF COMMON STOCK

General

        We are incorporated in the State of Delaware. The rights of our stockholders are generally covered by Delaware law and our restated certificate of incorporation and by-laws. The terms of our common stock are therefore subject to Delaware law, including the Delaware General Corporation Law and the common and constitutional law of Delaware. Our restated certificate of incorporation and by-laws are filed as exhibits to the registration statement of which this prospectus forms a part and we encourage you to read them.

        We are authorized to issue up to 800,000,000 shares of common stock with a par value of $0.10 per share. As of October 31, 2003, there were 392,238,613 shares of common stock issued and outstanding. All outstanding shares of our common stock are fully paid and non-assessable. Our common stock is traded on the New York Stock Exchange under the symbol "IPG."

Certificates

        Our common stock is issued in registered form. Every holder of our common stock is entitled to a share certificate.

Meetings

        Meetings of our stockholders are held at least annually. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by our board of directors and must be called by the chairman of the board of directors or the secretary upon a written request, stating the purpose of the meeting, submitted by a majority of the board of directors or by the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting.

Voting Rights

        Each share of common stock is entitled to one vote, and a majority of the votes cast with respect to a matter will be sufficient to authorize action upon that matter. The holders of our common stock may vote by proxy. Directors are elected by a majority of the votes cast. Stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

No Preemptive or Conversion Rights

        Our common stock will not entitle its holders to any preemption, redemption, conversion or other subscription rights.

Assets Upon Dissolution

        In the event of our liquidation, dissolution or winding-up holders of common stock would be entitled to receive proportionately any assets legally available for distribution to our shareholders with respect to shares held by them, subject to any prior or equal rights of any of our preferred stock then outstanding.

Distributions

        Holders of common stock will be entitled to receive ratably the dividends or distributions that our board of directors may declare out of funds legally available for these payments. The payment of distributions by us is subject to the restrictions of Delaware law applicable to the declaration of distributions by a corporation. Under Delaware law, a corporation may not pay a dividend out of net profits if the capital stock of the corporation is less than the stated amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the corporation's assets. In addition, the payment of distributions to shareholders is subject to any prior or equal rights of outstanding preferred stock.

Dividend Policy

        No dividend was paid in the first nine months of 2003. Our future dividend policy will be determined on a quarter-by-quarter basis and will depend on earnings, financial condition, capital requirements and other factors. It will also be subject to the restrictions under the amended revolving credit facilities with syndicates of banks, which limit our ability to declare or pay dividends. Under these facilities, our future earnings performance will determine the permitted levels of dividend payments (currently the permitted level of dividend payments and share buybacks is $25 million annually) and all limitations on dividend payments expire when earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit facilities, exceed $1.3 billion for four consecutive quarters.

Transfers

        Our by-laws do not allow our board of directors to refuse to register transfer of shares.

Other Rights

        Holders of our common stock have no preemption, redemption, conversion or other subscription rights.

DESCRIPTION OF WARRANTS

        This section describes the general terms that will apply to any warrants for the purchase of common stock or preferred stock that may be offered by us, which we refer to in this prospectus as "stock warrants" or for the purchase of debt securities that may be offered by us, which we refer to as "debt warrants". In this section, the terms "we," "us" and "Interpublic" refer solely to The Interpublic Group of Companies, Inc. and not its subsidiaries.

        Warrants may be offered separately or together with common stock, preferred stock or debt securities, as the case may be. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

Stock Warrants

        The particular terms of each issue of stock warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of stock warrants;

  •
  the price at which the stock warrants will be offered;

  •
  the currency or currencies in which the stock warrants will be offered;

  •
  the designation and terms of the common or preferred stock purchasable upon exercise of the stock warrants;

  •
  the date on which the right to exercise the stock warrants will commence and the date on which the right will expire;

  •
  the number of common or preferred stock that may be purchased upon exercise of each stock warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each stock warrant;

  •
  the designation and terms of any securities with which the stock warrants will be offered, and the number of the stock warrants that will be offered with each security;

  •
  any date or dates on or after which the stock warrants and the related securities will be transferable separately;

  •
  whether the warrants are subject to redemption or call and, if so, the terms of the redemption or call provisions;

  •
  material U.S. tax consequences of owning the warrants; and

  •
  any other material terms or conditions of the warrants.

Debt Warrants

        The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of debt warrants;

  •
  the price at which the debt warrants will be offered;

  •
  the currency or currencies in which the debt warrants will be offered;

  •
  the aggregate principal amount, currency or currencies, denominations and terms of the series of debt securities that may be purchased upon exercise of the debt warrants;

  •
  the designation and terms of any securities with which the debt warrants are being offered and the number of the debt warrants that will be offered with each security;

  •
  any date or dates on or after which the debt warrants and the related securities will be transferable separately;

  •
  the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of securities may be purchased upon exercise of each debt warrant;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  whether the warrants will be subject to redemption or call, and, if so, the terms of the redemption or call provisions;

  •
  material U.S. tax consequences of owning the debt warrants; and

  •
  any other material terms or conditions of the debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of common stock or preferred stock, at a future date or dates, or similar contracts issued on a "prepaid" basis, which in each case are referred to in this prospectus as "stock purchase contracts." The price per common stock or preferred stock, as the case may be, and the number of common stock or preferred stock, as the case may be, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts will require either the stock purchase price be paid at the time the stock purchase contracts are issued or that payment be made at a specified future date. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or obligations of third parties (including U.S. treasury securities), which are referred to in this prospectus as "stock purchase units," and may or may not serve as collateral for a holder's obligations. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or refunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units, as well as material U.S. federal income tax considerations applicable to the holders of the stock purchase contract and the stock purchase units.

        The preceding description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement represent a summary of the material provisions of the stock purchase contracts, and, if applicable, collateral, depositary or custodial arrangements relating to the stock purchase contracts or stock purchase units. For further information, you should read the form of stock purchase contract and any related arrangement and the form of stock purchase unit agreement, to be filed by amendment or as an exhibit to a document filed under the Securities Act and incorporated by reference in connection with any offering of securities. They are also available as set forth under "Where You Can Find More Information."

        In this section, the terms "we," "us" and "our" refer solely to The Interpublic Group of Companies, Inc. and not its subsidiaries.

BOOK-ENTRY PROCEDURES

        The securities offered by this prospectus may be issued in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems, principally, the book-entry system operated by The Depository Trust Company, or "DTC," in the United States, and Euroclear Bank S.A./N.V., or the "Euroclear Operator," as operator of the Euroclear System, or "Euroclear," and Clearstream Banking S.A., or "Clearstream," in Europe. No person who acquires an interest in these global securities will be entitled to receive a certificate representing the person's interest in the global securities except as set forth herein or in the applicable prospectus supplement. Unless and until definitive securities are issued, all references to actions by holders of securities issued in global form refers to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references herein to payments and notices to the holders refers to payments and notices to DTC or its nominee, Euroclear or Clearstream, as the case may be, as the registered holder of the offered securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable global securities to be issued, held and transferred among the clearing system through these links.

        Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be modified or discontinued at any time. Neither we, nor any trustee, nor any registrar and transfer agent with respect to securities offered hereby will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants or the respective obligations under the rules and procedures governing their operations.

        Unless otherwise specified in the applicable prospectus supplement, the securities in the form of a global security will be registered in the name of DTC or a nominee of DTC.

DTC

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations, or "DTC participants," and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, brokers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others, or "indirect DTC participants," for example banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between DTC participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of and interest on the securities. DTC participants and indirect DTC participants with which investors have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate of that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

        DTC has advised us that it will take any action permitted to be taken by a holder of securities (including, without limitation, the presentation of securities for exchange) only at the direction of one or more participants to whose account with DTC interests in the relevant securities are credited, and only in respect of the portion of the aggregate principal amount of the securities as to which that participant or those participants has or have given the direction. However, in certain circumstances, DTC will exchange the global securities held by it for certificated securities, which it will distribute to its participants.

Euroclear

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

        Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance System plc, a U.K. corporation, or the "Euroclear Clearance System." The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

        The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

        The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

  •
  transfers of securities and cash within Euroclear;

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  withdrawal of securities and cash from Euroclear; and

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  receipts of payments with respect to securities in Euroclear.

        All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

        Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Clearstream

        Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

        Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

        As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters for the Securities. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

        Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus to or through underwriters, agents or dealers or directly to one or more purchasers without using underwriters, agents or dealers.

        The applicable prospectus supplement will identify or describe:

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  any underwriters, agents or dealers;

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  their compensation;

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  the net proceeds to us;

  •
  the purchase price of the securities;

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  the initial public offering price of the securities; and

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  any exchange on which the securities are listed or to which application will be made to list the securities.

        We may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis, including pursuant to "at the market offerings". Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used for a sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all the relevant securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

        In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of any agreement into which it may have entered with us, and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities. If required by applicable securities laws, this prospectus and an applicable prospectus supplement may also be delivered in connection with the exercise by a holder of an early settlement option or similar feature of share purchase or similar contracts.

        Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for Interpublic or our subsidiaries and affiliates in the ordinary course of businesses.

        Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange, except for shares of our common stock, which are listed on the New York Stock Exchange.

VALIDITY OF SECURITIES

        The validity of the securities described in this prospectus will be passed upon for us by Nicholas J. Camera, Esq., our Senior Vice President, General Counsel and Secretary.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to Interpublic's Current Report on Form 8-K, filed September 9, 2003, except as they relate to Deutsch, Inc. and subsidiary and affiliates as of and for the year ended December 31, 2000, and True North Communications Inc. as of and for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to Deutsch, Inc. and subsidiary and affiliates, and True North Communications Inc., by J.H. Cohn LLP, and Arthur Andersen LLP, respectively, independent accountants, whose reports thereon have been incorporated in this prospectus. The financial statements have been incorporated in reliance on the reports of these independent accountants given on the authority of these firms as experts in accounting and auditing. The Report of Arthur Andersen LLP is a copy of the report previously issued by that entity and has not been reissued by it.

        Arthur Andersen has informed us that it can no longer provide any consent to the incorporation by reference of its reports into our existing or future registration statements. Arthur Andersen has been found guilty of federal obstruction of justice charges. Events arising in connection with this conviction and related matters are reasonably likely to materially and adversely affect the ability of Arthur Andersen to satisfy any claims that may be made by investors or by us with respect to its audit reports and the related financial data included in our annual reports and incorporated by reference into this registration statement. Additionally, because Arthur Andersen is unable to provide us with a consent for the inclusion of its reports, investors may not be able to sue Arthur Andersen pursuant to Section 11 of the Securities Act, and rights of recovery under that section may be limited.

6,500,000 Shares

    % Series A Mandatory Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

December     , 2003

Citigroup	JPMorgan	UBS Investment Bank

Banc of America Securities LLC	Barclays Capital	HSBC	Morgan Stanley

ING Financial Markets	McDonald Investments Inc.

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT
SUMMARY
Recent Developments
The Offering
RISK FACTORS
Risks Related to the Offering
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS
USE OF PROCEEDS
DESCRIPTION OF CONCURRENT FINANCING TRANSACTIONS
CAPITALIZATION
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
SUMMARY SELECTED FINANCIAL DATA
SUMMARY SELECTED FINANCIAL DATA FOR THREE YEARS(1) (Amounts in Millions, Except Per Share Amounts and Number of Employees)
INTERPUBLIC
DESCRIPTION OF SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK
CERTAIN U.S. INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION

ABOUT THIS PROSPECTUS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
USE OF PROCEEDS
INTERPUBLIC
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK AND DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
BOOK-ENTRY PROCEDURES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS